THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT (NOR SHALL IT BE CONSTRUED AS) AN OFFER TO SELL OR BUY, OR THE SOLICITATION OF AN OFFER TO SELL OR BUY, ANY SECURITIES OR AN ACCEPTANCE OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT IN ALL RESPECTS TO THE COMPLETION OF DEFINITIVE DOCUMENTS REFLECTING THE TERMS AND CONDITIONS SET FORTH IN THIS RESTRUCTURING SUPPORT AGREEMENT. THE CLOSING OF ANY SUCH TRANSACTIONS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE CONSENT RIGHTS OF THE PARTIES SET FORTH HEREIN AND THEREIN.

THIS RESTRUCTURING SUPPORT AGREEMENT IS CONFIDENTIAL AND IS SUBJECT IN ALL RESPECTS TO THE CONFIDENTIALITY AGREEMENTS ENTERED INTO AND BY THE RECIPIENTS OF THIS RESTRUCTURING SUPPORT AGREEMENT AND THE COMPANY (INCLUDING BUT NOT LIMITED TO ANY OBLIGATION TO INCLUDE THIS RESTRUCTURING SUPPORT AGREEMENT IN THE CLEANSING MATERIALS), AND MAY NOT BE SHARED WITH ANY THIRD PARTY OTHER THAN AS SET FORTH IN THE CONFIDENTIALITY AGREEMENTS. THIS RESTRUCTURING SUPPORT AGREEMENT TOGETHER WITH THE ASSOCIATED RESTRUCTURING TERM SHEET IS PROVIDED AS PART OF A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION FROM ANY USE OR DISCLOSURE TO ANY PARTY OR PERSON PURSUANT TO FEDERAL RULE OF EVIDENCE 408 AND ANY APPLICABLE STATUTES, DOCTRINES, OR RULES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION EXCHANGED IN THE CONTEXT OF SETTLEMENT DISCUSSIONS.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, and, together with the Plan and the other exhibits hereto, this “Agreement”), dated as of November 12, 2024, is entered into by and among:
(a)
Vroom, Inc. (“Vroom,” the “Company,” or the “Debtor”);
(b)
the undersigned beneficial holders of 0.75% unsecured Convertible Senior Notes due 2026 (the “Unsecured Notes” and all Claims or Causes of Action relating to the Unsecured Notes, the “Unsecured Notes Claims” and, all holders of the Unsecured Notes Claims, whether or not party to this Agreement, the “Unsecured Noteholders” and, such undersigned holders of the Unsecured Notes Claims solely in their capacity as Unsecured Noteholders, the “Initial Consenting Noteholders” and, together with any Unsecured Noteholder that subsequently becomes a party to this Agreement, pursuant to a Joinder Agreement in the form attached hereto as Exhibit 4, solely in its capacity as an Unsecured Noteholder, the “Consenting Noteholders”) issued pursuant to that certain Indenture, dated as of June 18, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Unsecured Notes Indenture”), by and between Vroom, as issuer, and U.S. Bank National Association, as trustee (the “Indenture Trustee”); and
(c)
the undersigned holders of any Equity Security or other ownership interest in Vroom (the “Equity Interests” and all holders of the Equity Interests, whether or not party to this Agreement, the “Equity Interest Holders” and such undersigned holders of the Equity Interests, the “Consenting Equity Interest Holders” and together with the Consenting Noteholders, the “Consenting Stakeholders”).
The Debtor and each of the Consenting Stakeholders, and any subsequent Person that becomes a party hereto in accordance with the terms hereof are collectively referred to herein as the “Parties” and each, individually, as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below). The Plan is hereby incorporated by reference and made part of this Agreement as if fully set forth herein.

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Table of Contents

Page

1. Certain Definitions. 2

2. Milestones. 8

3. Agreements of the Consenting Stakeholders. 9

4. Additional Provisions Regarding Consenting Stakeholder Commitments. 11

5. Agreements of the Company. 12

6. Termination of Agreement. 15

7. Definitive Documents; Good Faith Cooperation; Further Assurances. 21

8. Representations and Warranties. 21

9. Additional Provisions Regarding Company’s Commitments. 22

10. Filings and Public Statements. 24

11. Amendments and Waivers. 24

12. Effectiveness. 25

13. Governing Law; Jurisdiction; Waiver of Jury Trial. 25

14. Specific Performance/Remedies. 26

15. Survival. 26

16. Headings. 27

17. Successors and Assigns; Severability; Several Obligations. 27

18. No Third-Party Beneficiaries. 27

19. Prior Negotiations; Entire Agreement. 27

20. Counterparts. 28

21. Notices. 28

22. Reservation of Rights; No Admission. 29

23. Relationship Among Consenting Stakeholders. 29

24. No Solicitation; Representation by Counsel; Adequate Information. 30

25. Conflicts. 30

26. Payment of Fees and Expenses. 30

27. Interpretation. 30

Exhibits

Exhibit 1 – Milestones

Exhibit 2 – Restructuring Term Sheet

Exhibit 3 – Plan

Exhibit 4 – Joinder Agreement

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RECITALS

WHEREAS, the transactions described herein and in the Plan and Restructuring Term Sheet together constitute the “Restructuring” to be consummated through a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”) in the Bankruptcy Court on the terms set forth in this Agreement;

WHEREAS, as of the date hereof, the Initial Consenting Noteholders, in the aggregate, hold, own, or control greater than 90% of the aggregate principal amount of outstanding Unsecured Notes;

WHEREAS, the Parties intend that additional Unsecured Noteholders and Equity Interest Holders will be encouraged to join this Agreement and/or otherwise support the Restructuring, in accordance with the terms hereof; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Certain Definitions.

In this Agreement, (i) the capitalized terms in the preamble and the recitals shall have the meanings ascribed to them therein; (ii) the following capitalized terms shall have the meanings specified in this Section 1 or the sections in this Agreement where such terms are defined; and (iii) capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

a.
“Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.
b.
“Agreement” has the meaning set forth in the preamble hereto.
c.
“Agreement Effective Date” means the date on which counterpart signature pages to this Agreement shall have been executed and delivered to Porter Hedges by (i) the Company and (ii) Consenting Noteholders holding more than 66.7% of the Unsecured Notes Claims.
d.
“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, plan, proposal, recapitalization, receivership (or otherwise any enforcement of security over any of the shares or assets of the Company), examinership, assignment for the benefit of creditors, merger, tender offer, exchange offer, scheme of arrangement, takeover, reverse takeover, consolidation, business combination, joint venture, partnership, sale of assets, equity financing (debt or equity), restructuring, or similar transaction of or by the Company, other than

4

the transactions contemplated by and in accordance with this Agreement. For the avoidance of doubt, an Alternative Transaction shall not include (i) the Restructuring pursuant to this Agreement and the Plan and related transactions, (ii) ordinary course debt financing or asset sales, or (iii) any transactions solely among Vroom and any of its subsidiaries.
e.
“Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtor arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.
f.
“Bankruptcy Code” means title 11 of the United States Code.
g.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.
h.
“Beneficial Ownership” means the direct or indirect economic ownership (which shall be deemed to include any unsettled trades) of, and/or the power, whether by contract or otherwise (including, for the avoidance of doubt, by participation), to direct the exercise of the voting rights and the disposition of, the applicable Claims or Equity Interests or the right to acquire such Claims or Equity Interests. This definition shall include terms such as “Beneficially Own,” “Beneficial Owners” and “Beneficially Owned” and other conjugations as the context may require.
i.
“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for commercial business with the public in New York City, New York.
j.
“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee, expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate, inchoate, reduced to judgment or otherwise whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any Avoidance Actions.
k.
“Chapter 11 Case” has the meaning set forth in the recitals to this Agreement.

5

l.
“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against the Debtor.
m.
“Combined Hearing” means the combined hearing to be held by the Bankruptcy Court pursuant to sections 105(d)(2)(B)(vi) and 1128 of the Bankruptcy Code to consider (i) final approval of the Disclosure Statement under sections 1125 and 1126(b) of the Bankruptcy Code and (ii) confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
n.
“Combined Order” means an order of the Bankruptcy Court confirming the Plan and approving the Disclosure Statement.
o.
“Company” has the meaning set forth in the preamble to this Agreement.
p.
“Company Advisors” means the Company’s advisors and professionals, including Stout Risius Ross, LLC, Porter Hedges, Latham, and Verita Global, among others that may be retained by the Company.
q.
“Company Termination Event” has the meaning set forth in Section 6.b of this Agreement.
r.
“Confidentiality Agreement” has the meaning set forth in Section 3.b of this Agreement.
s.
“Consenting Claims” means all Claims against the Debtor held by or on behalf of or in the control of Consenting Stakeholders from time to time.
t.
“Consenting Equity Interest Holders” has the meaning set forth in the preamble to this Agreement.
u.
“Consenting Noteholder Affiliate” has the meaning set forth in Section 3.b of this Agreement.
v.
“Consenting Noteholder Termination Event” has the meaning set forth in Section 6.a of this Agreement.
w.
“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement.
x.
“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.
y.
“Debtor” has the meaning set forth in the preamble to this Agreement.
z.
“Definitive Documents” means: (a) the Plan and the Plan Supplement; (b) the Disclosure Statement and the Solicitation Materials, and any motion seeking approval of, and any notices related to, the foregoing; (c) the Solicitation Procedures Order; (d) the Combined

6

Order; (e) the New Governance Documents; (f) the First Day Orders; (g) the MIP; and (h) any other material agreement, document, instrument, pleading and/or order entered or entered into, or utilized, in connection with or to implement the Restructuring (together with any exhibit, amendment, modification or supplement thereto).
aa.
“Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.
bb.
“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
cc.
“Equity Interest Holders” has the meaning set forth in the preamble of this Agreement.
dd.
“Equity Interests” has the meaning set forth in the preamble of this Agreement.
ee.
“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.
ff.
“Existing Equity Award” means any options or restricted stock units representing rights to purchase or acquire any Equity Securities of the Debtor as in existence immediately before the Plan Effective Date.
gg.
“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in this Chapter 11 Case.
hh.
“Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (a) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (b) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be Filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment.

7

ii.
“First Day Orders” means any interim or Final Order of the Bankruptcy Court granting the relief requested in the First Day Pleadings (as may be amended, supplemented, or modified from time to time).
jj.
“First Day Pleadings” means all material motions, applications, notices and/or other pleadings that the Debtor Files or proposes to File in connection with the commencement of the Chapter 11 Case and all orders sought thereby (any of the foregoing as amended, supplemented or modified from time to time), including the First Day Orders.
kk.
“Indenture Trustee” has the meaning set forth in the preamble to this Agreement.
ll.
“Initial Consenting Noteholder Advisors” means Wachtell, Lipton, Rosen & Katz, as legal co-counsel to the Initial Consenting Noteholders and McGuireWoods LLP as legal co-counsel to the Initial Consenting Noteholders.
mm.
“Initial Consenting Noteholders” has the meaning set forth in the preamble hereto.
nn.
“Joinder Agreement” means the form of joinder agreement attached hereto as Exhibit 4.
oo.
“Latham” means Latham & Watkins LLP.
pp.
“Milestones” has the meaning set forth in Section 2 of this Agreement.
qq.
“Mutual Termination Event” has the meaning set forth in Section 7.c of this Agreement.
rr.
“New Common Stock” means the new common stock to be issued by the Reorganized Debtor on the Plan Effective Date.
ss.
“New Governance Documents” means any organizational or constitutional documents, including charters, bylaws, operating agreements, warrant agreements (including, for the avoidance of doubt, the agreements governing New Warrants), option agreements, shareholder agreement, registration rights agreements or other governance documents, in each case, relating to the Reorganized Debtor.
tt.
“New Warrants” means the warrants to purchase shares of New Common Stock to be issued in accordance with the Plan pursuant to section 1145 of the Bankruptcy Code. The New Warrants will be subject to the terms and conditions set forth in a warrant agreement to be entered into between the Debtor or Reorganized Debtor, as applicable, and a warrant agent on or prior to the Plan Effective Date.
uu.
“Party(ies)” has the meaning set forth in the preamble to this Agreement.

8

vv.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited partnership, limited liability company, joint venture, association, trust, governmental entity, or other entity or organization.
ww.
“Petition Date” has the meaning set forth on Exhibit 1 to this Agreement.
xx.
“Plan” means the prepackaged chapter 11 plan (as may be amended, modified, or supplemented from time to time in accordance with the terms hereof, including by the Plan Supplement) implementing the Restructuring in accordance with this Agreement, in substantially the form attached hereto as Exhibit 3.
yy.
“Plan Effective Date” means the date on which the Plan has become effective in accordance with its terms.
zz.
“Plan Supplement” means one or more supplemental appendices to the Plan, which shall include, among other things, draft forms of documents (or terms sheets thereof), schedules, and exhibits to the Plan, in each case subject to the provisions of this Agreement and as may be amended, modified, or supplemented from time to time in accordance with this Agreement on or prior to the Plan Effective Date.
aaa.
“Porter Hedges” means Porter Hedges LLP.
bbb.
“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims or Equity Interests, (or enter with customers into long and short positions in Claims or Equity Interests), in its capacity as a dealer or market maker in Claims or Equity Interests and (b) is, in fact, regularly in the business of making a market in Claims against issuers or borrowers (including debt securities or other debt) or equity interests.
ccc.
“Reorganized Debtor” means the Debtor, as reorganized pursuant to and under the Plan or any successor thereto.
ddd.
“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors, and other representatives.
eee.
“Required Consenting Noteholders” means Consenting Noteholders Beneficially Owning at least 50.01% in aggregate principal amount of the Unsecured Notes Claims Beneficially Owned by Consenting Noteholders, the approval of which may be communicated to the Debtor by email from the Initial Consenting Noteholder Advisors and the Debtor shall be entitled to rely on such email.
fff.
“Restructuring” has the meaning set forth in the recitals to this Agreement.
ggg.
“Restructuring Term Sheet” means the term sheet annexed hereto as Exhibit 2.

9

hhh.
“Solicitation” means the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.
iii.
“Solicitation Materials” means any materials used in connection with the Solicitation, including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to Solicitation of votes on the Plan pursuant to the Solicitation Procedures Order.
jjj.
“Solicitation Procedures Order” means the order of the Bankruptcy Court approving, among other things, the Solicitation procedures and scheduling the Combined Hearing.
kkk.
“Support Period” means, with respect to any Party, the period commencing on the Agreement Effective Date and ending on the earlier of (i) the date on which this Agreement is terminated by or with respect to such Party in accordance with Section 6 hereof and (ii) the Plan Effective Date.
lll.
“Termination Event” has the meaning set forth in Section 6.d of this Agreement.
mmm.
“Transfer” has the meaning set forth in Section 3.b of this Agreement.
nnn.
“Transferee” has the meaning set forth in Section 3.b of this Agreement.
ooo.
“Transferor” has the meaning set forth in Section 3.b of this Agreement.
ppp.
“Unsecured Noteholders” has the meaning set forth in the preamble to this Agreement.
qqq.
“Unsecured Notes” has the meaning set forth in the preamble to this Agreement.
rrr.
“Unsecured Notes Claims” has the meaning set forth in the preamble to this Agreement.
sss.
“Unsecured Notes Indenture” has the meaning set forth in the preamble to this Agreement.
ttt.
“Vroom” has the meaning set forth in the preamble to this Agreement.
2.
Milestones.

During the Support Period, the Company shall implement the Restructuring in accordance with the milestones set forth on Exhibit 1 hereto (the “Milestones”), as applicable, unless extended or waived in writing by the Required Consenting Noteholders (with email from Initial Consenting Noteholder Advisors being sufficient to evidence such consent).

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3.
Agreements of the Consenting Stakeholders.
a.
Restructuring Support. During the Support Period, subject to the terms and conditions hereof, each Consenting Stakeholder agrees, severally and not jointly, that it shall:
(i)
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, consult and negotiate in good faith with the Company and its Representatives, and use its commercially reasonable efforts to consummate the transactions contemplated by, the Definitive Documents to which it is or will be a party or for which its approval or consent is required, including, to the extent necessary or appropriate, directing the administrative, collateral agents, and/or indenture trustee(s), as applicable, under the Unsecured Notes, as applicable, to effectuate the transactions contemplated herein;
(ii)
support and not object to the Restructuring, including the transactions contemplated by this Agreement, the Plan, and the other Definitive Documents, and use commercially reasonable efforts to take any action necessary or reasonably requested by the Company to effectuate the Restructuring, including the transactions contemplated by the Plan and/or the other Definitive Documents, in a manner consistent with this Agreement, including the timelines set forth herein;
(iii)
not, directly or indirectly, seek, solicit, support, encourage, propose, assist, consent to, vote for, or enter or participate in any discussions or any agreement with any non-Party regarding, any Alternative Transaction; provided, that nothing in this clause (iii) shall affect any rights, if any, of the Consenting Stakeholders set forth in Section 9 of this Agreement;
(iv)
reasonably cooperate with the Company in obtaining additional support for the Restructuring from the Company’s other creditors and interest holders;
(v)
support and not object to the Plan or entry of the Combined Order;
(vi)
subject to the receipt of the Disclosure Statement and related solicitation materials, (A) vote all Unsecured Notes Claims and Equity Interests it Beneficially Owns or otherwise controls to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and accompanying voting materials; (B) not “opt out” of or object to any releases or exculpation provided under the Plan (and, to the extent required by such ballot, affirmatively “opt in” to such releases and exculpation); and (C) return a duly-executed ballot in connection therewith no later than the applicable deadline set forth in the Solicitation Materials;
(vii)
not encourage any other Person to, directly or indirectly, subject to the terms hereof, (A) object to, delay, postpone, challenge, oppose, impede, or take any other action or any inaction to interfere with or delay the acceptance, implementation, or consummation of the Restructuring and the transactions contemplated in this Agreement, the Restructuring Term Sheet, the Plan, and any other applicable Definitive Document, including commencing or joining with any Person in commencing any litigation or involuntary case for relief under the Bankruptcy Code against the Company or any subsidiary thereof; (B) solicit, negotiate, propose, File, support, enter into, consummate, vote for, or otherwise knowingly take any other action in furtherance of any restructuring, workout, plan of arrangement, or chapter 11 plan for the Company (except a chapter 11 plan pursued in compliance with this Agreement); (C) exercise any right or remedy for the

11

enforcement, collection, or recovery of any Claim against the Company or any direct or indirect subsidiaries of the Company that do not File for chapter 11 relief under the Bankruptcy Code, or (D) object to or oppose, or support any other Person’s efforts to object to or oppose, any motions Filed by the Company that are necessary to the implementation of this Agreement;
(viii)
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, not direct any administrative agent, collateral agent or indenture trustee (as applicable) or other such agent or trustee to take any action inconsistent with such Consenting Noteholder obligations under this Agreement and, if any applicable administrative agent, collateral agent or indenture trustee or other such agent or trustee (as applicable) takes any action inconsistent with such Consenting Noteholder’s obligations under this Agreement, use commercially reasonable efforts to direct such administrative agent, collateral agent or indenture trustee or other such agent or trustee (as applicable) to cease and refrain from taking any such action; and
(ix)
to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Restructuring, negotiate with the Debtor and the other Consenting Stakeholder in good faith appropriate additional or alternative provisions to address any such legal or structural impediment to the Restructuring, provided that no Consenting Stakeholder shall be obligated to agree to any such alternative provision that has or could materially affect the form, substance, or amount of such Consenting Stakeholder’s recovery or any of the rights or remedies available to it under this Agreement or otherwise contemplated pursuant to this Agreement, the Restructuring Term Sheet, the Definitive Documents, or the Restructuring, in each case in an adverse manner.
b.
Transfers.
(i)
During the Support Period, no Consenting Stakeholder shall (A) sell, transfer, assign, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, any of its right, title, or interest in respect of any of such Consenting Stakeholder’s Unsecured Notes Claims and Equity Interests against or in the Company, as applicable, in whole or in part, or (B) deposit any of such Consenting Stakeholder’s Claims or Equity Interests against or in the Debtor, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such Claims or Equity Interests (the actions described in Clauses (A) and (B) are collectively referred to herein as a “Transfer” and the Consenting Stakeholder making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Consenting Stakeholder or any other entity (a “Transferee”) that first agrees in writing to be bound by the terms of this Agreement by executing and delivering to the Company a Joinder Agreement. With respect to Claims against or interests in the Debtor held by the relevant Transferee upon consummation of a Transfer in accordance herewith, such Transferee is deemed to make all of the representations, warranties, and covenants of a Consenting Noteholder or Consenting Equity Interest Holder, as applicable, set forth in this Agreement as of the date of such Transfer. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer and any remedies with respect to such claim) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this Section 3.b shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided

12

to the Company and/or any Consenting Stakeholder and shall not create any obligation or liability of the Company or any other Consenting Stakeholder to the purported Transferee.
(ii)
Notwithstanding anything to the contrary herein, (A) the foregoing Clause of this Section 3.b shall not preclude any Consenting Stakeholder from transferring Unsecured Notes Claims or Equity Interests to Affiliates of such Consenting Stakeholder that such Consenting Stakeholder controls (each, a “Consenting Stakeholder Affiliate”), which Consenting Stakeholder Affiliate shall be automatically bound by this Agreement upon the Transfer of such Unsecured Notes Claims or Equity Interests; and (B) a Qualified Marketmaker that acquires any of the Unsecured Notes Claims or Equity Interests with the purpose and intent of acting as a Qualified Marketmaker for such Unsecured Notes Claims or Equity Interests shall not be required to execute and deliver to counsel a Joinder Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker Transfers such Unsecured Notes Claims or Equity Interests (by purchase, sale, assignment, participation, or otherwise) to a Consenting Stakeholder or a Transferee that executes a Joinder Agreement; provided that if a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer any Claims that it acquires that are not Consenting Claims (i.e., received by such Qualified Marketmaker from a holder that is not a Consenting Stakeholder) without such Transfer being subject to this Section 3.b.
(iii)
This Section 3.b shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any Claim or Equity Interest. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreement.
(iv)
The Company understands that certain of the Consenting Stakeholders are engaged in a wide range of financial services and businesses and, in furtherance of the foregoing, the Company acknowledges and agrees that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Stakeholders that principally manage(s) and/or supervise(s) the Consenting Stakeholder’s investment in the Company, and shall not apply to any other trading desk or business group of the Consenting Stakeholder, so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder or in connection with such Consenting Stakeholder’s investment in the Company.
4.
Additional Provisions Regarding Consenting Stakeholder Commitments.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall:

a.
be construed to prohibit any Consenting Stakeholder from appearing as a party-in-interest in any matter arising in the Chapter 11 Case;

13

b.
be construed to prohibit any Consenting Noteholder or Consenting Equity Interest Holder from enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any Definitive Document, as applicable;
c.
affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company, or any other party in interest;
d.
impair or waive the rights of any Consenting Noteholder or Consenting Equity Interest Holder to assert or raise any objection not prohibited under this Agreement or any other Definitive Document, as applicable, in connection with the Restructuring;
e.
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, preclude any Consenting Noteholder from contesting whether any matter, fact, or thing is a breach of, or inconsistent with, this Agreement or the Definitive Documents and exercising any rights or remedies under this Agreement or any Definitive Documents;
f.
solely with respect to the Consenting Equity Interest Holders and not the Consenting Noteholders, preclude any Consenting Equity Interest Holders from contesting whether any matter, fact, or thing is a breach of, or inconsistent with, this Agreement and exercising any rights or remedies under this Agreement;
g.
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, constitute a waiver or amendment of any term or provision of the Unsecured Notes Indenture;
h.
require any Consenting Stakeholder to incur, assume, or become liable for any financial or other liability or obligation other than as expressly described in this Agreement;
i.
prevent any Consenting Stakeholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, and priority of its Claims or Equity Interests or any lien securing any such Claim or Equity Interest (including the filing of proofs of claim);
j.
limit the ability of any Consenting Stakeholder to purchase, sell, or enter into any transactions regarding the Unsecured Notes Claims and Equity Interests, subject Section 3.b above; or
k.
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, require that any Consenting Noteholder give any notice, order, instruction, or direction to any administrative agent, collateral agent or indenture trustee (as applicable) or other such agent or trustee if the Consenting Noteholders are required to incur any out-of-pocket costs or provide any indemnity (or confer similar rights) in connection therewith.
5.
Agreements of the Company.
a.
Restructuring Support. During the Support Period, subject to the terms and conditions hereof (including Section 9 of this Agreement), the Company agrees that it shall:

14

(i)
implement the Restructuring in accordance with the terms and conditions set forth herein, the Restructuring Term Sheet, and the Definitive Documents;
(ii)
solely with respect to the Consenting Noteholders and not the Consenting Equity Interest Holders, upon reasonable request, inform the Initial Consenting Noteholder Advisors as to: (A) the material business and financial (including liquidity) performance of the Company; and (B) the status of obtaining any necessary or desirable authorizations (including consents) from each Consenting Noteholder, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;
(iii)
(A) support and take all commercially reasonable actions necessary and appropriate, including those actions reasonably requested by the Required Consenting Stakeholder, in each case, to facilitate the Restructuring, and the other transactions contemplated thereby, in accordance with this Agreement within the timeframes contemplated herein; (B) not take any action directly or indirectly that is inconsistent in any material respect with, or is intended to, or that would reasonably be expected to prevent, interfere with, delay, or impede, the Restructuring or any Definitive Document; (C) not, nor encourage any other Person to, take any action which would reasonably be expected to breach or be inconsistent in any material respect with this Agreement or delay or impede, appeal, or take any other negative action, directly or indirectly, to materially interfere with any Definitive Document or the Restructuring and (D) use commercially reasonable efforts to obtain orders of the Bankruptcy Court approving the Combined Order within the timeframes contemplated in this Agreement;
(iv)
maintain good standing under the laws of the state or other jurisdiction in which the Company and each subsidiary is incorporated or organized;
(v)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment and to effectuate the Restructuring in accordance with this Agreement;
(vi)
not take any action, and not encourage any other Person or entity to, take any action, directly or indirectly, that would reasonably be expected to, breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with the implementation of the Restructuring, the Plan, or this Agreement;
(vii)
provide to the Initial Consenting Noteholder Advisors draft copies of all Definitive Documents and all other material pleadings, motions, declarations, supporting exhibits and proposed orders that the Company intends to File with the Bankruptcy Court, to the extent practicable, at least one (1) calendar day prior to the date when the Company intends to File or execute such documents and consult in good faith with the Initial Consenting Noteholder Advisors regarding the form and substance of such documents;
(viii)
timely File a formal objection to any motion Filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of a

15

trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Case;
(ix)
support and take all actions as are necessary and appropriate to obtain any and all required regulatory and/or third-party approvals to consummate the Restructuring and to cooperate with any efforts undertaken by the Consenting Stakeholders with respect to obtaining any required regulatory or third-party approvals in connection with the Restructuring; actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Plan or the Restructuring (including, if applicable, the filing of objections or written responses);
(x)
consult and negotiate in good faith with the Consenting Noteholders and the Initial Consenting Noteholder Advisors regarding the execution of Definitive Documents and the implementation of the Restructuring;
(xi)
timely File a formal objection to any motion Filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company’s exclusive right to File and/or solicit acceptances of a plan reorganization;
(xii)
inform the Initial Consenting Noteholder Advisors and the Consenting Equity Interest Holders in writing (with email being sufficient) promptly, and in any event within two (2) calendar days after becoming aware of: (a) any matter or circumstance which it knows, or believes is likely, to be an impediment to the implementation or consummation of the Restructuring or the Plan (and oppose such matter or circumstance); (b) any notice of any commencement of any involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any Person in respect of the Company or any subsidiary thereof (and oppose such proceeding, suit, or securement); (c) a material breach of this Agreement by the Company (and take all practicable steps to remedy such breach); and (d) any representation or statement made or deemed to be made by it under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (and take all practicable steps to remedy such representation or statement);
(xiii)
use commercially reasonable efforts to seek additional support for the Restructuring from their other material stakeholders; and
(xiv)
except to the extent permitted by Section 9 hereof, not, directly or indirectly, seek, solicit, support, encourage, propose, negotiate, discuss, assist, consent to, vote for, or enter into any agreement with any non-Party regarding, any Alternative Transaction; provided that, if the Company receives an unsolicited written or oral proposal or expression of interest regarding any Alternative Transaction, the Company shall provide copies of any written proposals and all documentation received in connection therewith (and notice and description of any oral proposals) for any Alternative Transactions to the Initial Consenting Noteholder Advisors on a professional eyes only basis no later than one (1) calendar day following receipt thereof by the Company; provided that if the Company is bound by a binding Confidentiality Agreement that prohibits the Company from providing the Initial Consenting Noteholder Advisors with a copy of

16

any written proposal, the Company shall only be obligated to provide a summary of all material terms thereof to the Initial Consenting Noteholder Advisors.
b.
Negative Covenants. The Company agrees that, for the duration of the Support Period, the Company shall not:
(i)
take any action inconsistent with, or omit to take any material action required by, this Agreement, the Restructuring Term Sheet, the Plan, or any of the other Definitive Documents;
(ii)
object to, delay, impede, or take any other action or inaction that could reasonably be expected to interfere with or prevent acceptance, approval, implementation, or consummation of the Restructuring; or
(iii)
engage in any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside of the ordinary course of business other than the transactions contemplated herein in connection with the Restructuring.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict the Company’s rights under Section 9 hereof.

6.
Termination of Agreement.
a.
Consenting Noteholder Termination Events. This Agreement may be terminated with respect to the Consenting Noteholders by the Required Consenting Noteholders by the delivery to the Company and its counsel, of a written notice in accordance with Section 21 hereof upon the occurrence and continuation of any of the following events (each, a “Consenting Noteholder Termination Event”):
(i)
the breach by the Company of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligation set forth in this Agreement, in each case, in any material respect and which breach remains uncured (to the extent curable) for a period of ten (10) Business Days following the Company’s receipt of notice from the Required Consenting Noteholders pursuant to Section 21 hereof;
(ii)
any representation or warranty in this Agreement made by the Company shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of ten (10) Business Days following the Company’s receipt of notice from the Required Consenting Noteholders pursuant to Section 21 hereof;
(iii)
the Debtor Files any motion, pleading, or related document with the Bankruptcy Court that is inconsistent with this Agreement, the Restructuring Term Sheet, the Plan, or the Definitive Documents in any material respect, and such motion, pleading or related document has not been withdrawn within ten (10) Business Days after the Company receives written notice from the Required Consenting Noteholders in accordance with Section 21 that such motion, pleading, related document or public disclosure is inconsistent with this Agreement;

17

(iv)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining, or denying the grant of any approval or consent to, the Restructuring or the consummation of any portion of the Restructuring or the Plan or rendering illegal any portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed, vacated or stayed within fifteen (15) calendar days after such issuance (or as soon thereafter as practicable subject to the availability of the court, governmental or regulatory authority, or other body issuing such ruling, judgment, or order); provided that this termination right may not be exercised by any Consenting Noteholder who sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;
(v)
the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Case, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Case, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;
(vi)
except as specifically contemplated by this Agreement, without the prior consent of the Required Consenting Noteholders, the Company (A) voluntarily commences any case or Files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect except consistent with this Agreement, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described below, (C) Files an answer admitting the allegations of a petition Filed against it in any proceeding, (D) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, trustee or an examiner pursuant to section 1104 of the Bankruptcy Code in the Chapter 11 Case, (E) makes a general assignment or arrangement for the benefit of creditors or (F) takes any corporate action for the purpose of authorizing any of the foregoing;
(vii)
the Company Files or supports (or fails to timely object to) another party in filing (A) a motion, application, pleading, or proceeding challenging the amount, validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any Claims held by any Consenting Noteholder against the Company, (B) any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of the Company’s assets other than as contemplated by this Agreement, (C) a motion, application, pleading or proceeding asserting (or seeking standing to assert) any purported claims or Causes of Action against any of the Consenting Noteholders, or (D) takes any corporate action for the purpose of authorizing any of the foregoing;
(viii)
the Company (A) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Company or for a substantial part of the Company’s assets, (B) makes a general assignment or arrangement for the benefit of creditors, or (C) takes any corporate action for the purpose of authorizing any of the foregoing;

18

(ix)
the Bankruptcy Court enters an order providing relief against any Consenting Noteholder with respect to any of the Causes of Action or proceedings specified in Section 6.a(vii)(A) or (C);
(x)
(A) any Definitive Document or any related order entered by the Bankruptcy Court, in the Chapter 11 Case, is inconsistent with the terms and conditions set forth in this Agreement (including the Restructuring Term Sheet) or is otherwise not in accordance with this Agreement (including the Restructuring Term Sheet) in any respect, or (B) any of the terms or conditions of any of the Definitive Documents is waived, amended, supplemented, or otherwise modified without the prior written consent of the Required Consenting Noteholders, in each case, which remains uncured for ten (10) Business Days after the receipt by the Company of written notice from the Required Consenting Noteholders pursuant to Section 21 hereof;
(xi)
any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone, unless such failure is primarily the result of any act, omission, or delay on the part of a Consenting Noteholder in violation of its obligations under this Agreement;
(xii)
any court of competent jurisdiction has entered a final, non‑appealable judgment or order declaring this Agreement to be unenforceable;
(xiii)
the Company (a) publicly announces its intention not to support the Plan or the Restructuring, (b) provides notice to the Initial Consenting Noteholder Advisors pursuant to Section 9 of this Agreement that it intends to terminate this Agreement pursuant to Section 7(a)(vi), or (c) publicly announces, or executes a definitive written agreement with respect to, an Alternative Transaction.
b.
Consenting Equity Interest Holder Termination Events. This Agreement may be terminated by each Consenting Equity Interest Holder, solely with respect to such Consenting Equity Interest Holder, by the delivery to the Company and its counsel, of a written notice in accordance with Section 21 hereof upon the occurrence and continuation of any of the following events, to the extent such event has a material and adverse impact on the economic recovery of such Consenting Equity Interest Holder (each, an “Equity Interest Termination Event”):
(i)
the breach by the Company of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligation set forth in this Agreement, in each case, in any material respect and which breach remains uncured (to the extent curable) for a period of fifteen (15) Business Days following the Company’s receipt of notice from the Consenting Equity Interest Holders pursuant to Section 21 hereof;
(ii)
any representation or warranty in this Agreement made by the Company shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of fifteen (15) Business Days following the Company’s receipt of notice from the Consenting Equity Interest Holders pursuant to Section 21 hereof;
(iii)
the Debtor Files any motion, pleading, or related document with the Bankruptcy Court that is inconsistent with this Agreement, the Restructuring Term Sheet, the Plan,

19

or the Definitive Documents in any material respect, and such motion, pleading or related document has not been withdrawn within ten (10) Business Days after the Company receives written notice from the Consenting Equity Interest Holders in accordance with Section 21 that such motion, pleading, related document or public disclosure is inconsistent with this Agreement;
(iv)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining, or denying the grant of any approval or consent to, the Restructuring or the consummation of any portion of the Restructuring or the Plan or rendering illegal any portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed, vacated or stayed within fifteen (15) calendar days after such issuance (or as soon thereafter as practicable subject to the availability of the court, governmental or regulatory authority, or other body issuing such ruling, judgment, or order); provided that this termination right may not be exercised by any Consenting Equity Interest Holders who sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;
(v)
the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Case, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Case, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;
(vi)
except as specifically contemplated by this Agreement, without the prior consent of the Consenting Equity Interest Holders, the Company (A) voluntarily commences any case or Files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect except consistent with this Agreement, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described below, (C) Files an answer admitting the allegations of a petition Filed against it in any proceeding, (D) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, trustee or an examiner pursuant to section 1104 of the Bankruptcy Code in the Chapter 11 Case, (E) makes a general assignment or arrangement for the benefit of creditors or (F) takes any corporate action for the purpose of authorizing any of the foregoing;
(vii)
the Company Files or supports (or fails to timely object to) another party in filing (A) a motion, application, pleading, or proceeding challenging the amount, validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any Equity Interests held by any Consenting Equity Interest Holders against the Company, (B) any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of the Company’s assets other than as contemplated by this Agreement, (C) a motion, application, pleading or proceeding asserting (or seeking standing to assert) any purported claims or Causes of Action against any of the Consenting Equity Interest Holders, or (D) takes any corporate action for the purpose of authorizing any of the foregoing;

20

(viii)
the Company (A) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Company or for a substantial part of the Company’s assets, (B) makes a general assignment or arrangement for the benefit of creditors, or (C) takes any corporate action for the purpose of authorizing any of the foregoing;
(ix)
the Bankruptcy Court enters an order providing relief against any Consenting Equity Interest Holders with respect to any of the Causes of Action or proceedings specified in Section 6.b(vii)(A) or (C);
(x)
any court of competent jurisdiction has entered a final, non‑appealable judgment or order declaring this Agreement to be unenforceable;
(xi)
the Company (a) publicly announces its intention not to support the Plan or the Restructuring, (b) provides notice to the Consenting Equity Interest Holders pursuant to Section 9 of this Agreement that it intends to terminate this Agreement pursuant to Section 7(b)(iv), or (c) publicly announces, or executes a definitive written agreement with respect to, an Alternative Transaction.

Notwithstanding anything to the contrary herein, this Agreement may not be terminated as to the Consenting Noteholders on account of any Consenting Equity Interest Holder Termination Event.

c.
Company Termination Events. This Agreement may be terminated by the Company by the delivery to the Consenting Equity Interest Holders and Consenting Noteholders (or the Initial Consenting Noteholder Advisors) of a written notice in accordance with Section 21 hereof, upon the occurrence and continuation of any of the following events (each, a “Company Termination Event”):
(i)
any representation, warranty, or covenant in this Agreement by any Consenting Noteholder and any Consenting Equity Interest Holder shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of ten (10) Business Days after the receipt by the applicable Consenting Noteholder from the Company of written notice of such breach, which written notice will set forth in reasonable detail the alleged breach; provided that such breach shall not constitute a Company Termination Event in the event the non-breaching Consenting Noteholders Beneficially Own 66 2/3% or more in aggregate principal amount outstanding of Unsecured Notes Claims at the time of such breach; provided, further, that notwithstanding the immediately preceding proviso, the Company shall only be entitled to terminate this Agreement solely with respect to the breaching Consenting Noteholder(s) or the breaching Consenting Equity Interest Holder(s), as applicable;
(ii)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Restructuring or any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of (or agreement by) a Consenting Noteholder, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within thirty (30) calendar days after such issuance;

21

(iii)
the Consenting Noteholders fail to Beneficially Own at least 66 2/3% in aggregate principal amount outstanding of the Unsecured Notes Claims;
(iv)
the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Case, (B) converting the Chapter 11 Case to a case a under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Case, or (D) the effect of which would render the Plan incapable of confirmation or consummation on the terms set forth in this Agreement;
(v)
the board of directors or managers or similar governing body, as applicable, of the Company determines (after consulting with counsel which may be external) and has provided notice to counsel to the Initial Consenting Noteholder Advisors and the Consenting Equity Interest Holders in accordance with Section 9 hereof (A) that continued performance under this Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law or (B) in the exercise of its fiduciary duties to pursue an Alternative Transaction; or
(vi)
any court of competent jurisdiction has entered a final, non‑appealable judgment or order declaring this Agreement to be unenforceable.
d.
Mutual Termination. This Agreement may be terminated in writing by mutual agreement of the Company, the Required Consenting Noteholders, and the Consenting Equity Interest Holders (a “Mutual Termination Event”).
e.
Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the occurrence of the Plan Effective Date (collectively with the Consenting Noteholder Termination Events, the Consenting Equity Interest Holder Termination Events, the Company Termination Events, and the Mutual Termination Event, the “Termination Events”).
f.
Effect of Termination. Upon any termination of this Agreement in accordance with this Section 6, this Agreement shall forthwith become null and void and of no further force or effect as to any Party, and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 15 hereof, and provided further, that notwithstanding anything to the contrary herein, the right to terminate this Agreement under this Section 6 shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the primary cause of, or resulted in, the occurrence of the applicable Termination Event. Upon the termination of this Agreement that is limited in its effectiveness as to an individual Party or Parties in accordance with this Section 6: (i) this Agreement shall become null and void and of no further force or effect with respect to the terminated Party or Parties, who shall be immediately released from its or their liabilities, obligations, commitments, undertakings, and agreements under or

22

related to this Agreement and shall have all the rights and remedies that it or they would have had and such Party or Parties shall be entitled to take all actions that it or they would have been entitled to take had it or they not entered into this Agreement; provided, the terminated Party or Parties shall not be relieved of any liability for breach or non-performance of its or their obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 15 hereof; and (ii) this Agreement shall remain in full force and effect with respect to all Parties other than the terminated Party or Parties. The Company acknowledges that, after the Petition Date, the giving of notice of termination by any Party pursuant to this Agreement shall not be considered a violation of the automatic stay of section 362 of the Bankruptcy Code.
7.
Definitive Documents; Good Faith Cooperation; Further Assurances.

Subject to the terms and conditions described herein, during the Support Period, each Party, severally and not jointly, hereby covenants and agrees to reasonably cooperate with each other in good faith in connection with, as applicable, the negotiation, drafting, execution (to the extent such Party is a party thereto), consummation, and delivery of the Definitive Documents. Furthermore, subject to the terms and conditions hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings. Each Definitive Document shall be in form and substance consistent with this Agreement and with the Plan and otherwise acceptable to the Debtor and reasonably acceptable to the Required Consenting Noteholders; provided, that the New Governance Documents shall be acceptable to the Required Consenting Noteholders in their discretion.

8.
Representations and Warranties.
a.
Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct, and complete as of the date hereof (or, in the case of any Consenting Noteholder who becomes a party hereto after the date hereof, as of the date such Consenting Noteholder becomes a party hereto):
(i)
such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;
(ii)
the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it, its charter, or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of, or constitute a default under any material contractual obligation to which it is a party (provided, however, that with respect to the Company, it is understood that commencing the Chapter 11 Case may result in a breach of or constitute a default under such obligations);

23

(iii)
this Agreement is, and each of the other Definitive Documents to which such Party is a party prior to its execution and delivery will be, duly authorized;
(iv)
except as expressly provided in this Agreement or the Bankruptcy Code, the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of or notice to, or other action with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required by the Bankruptcy Court; and
(v)
this Agreement is, and each of the Definitive Documents to which such Party becomes a party will be following execution and delivery thereof, the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.
b.
Each Consenting Stakeholder severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or, if later, as of the date such Consenting Stakeholder becomes a party hereto), (i) such Consenting Stakeholder is the Beneficial Owner of (or investment manager, advisor, or subadvisor to one or more Beneficial Owners of) the aggregate principal amount of Unsecured Note Claims or Equity Interests set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Stakeholder that becomes a Party hereto after the date hereof), (ii) such Consenting Stakeholder has, with respect to such Unsecured Notes Claims or Equity Interests, (A) sole investment or voting discretion, (B) full power and authority to vote on and consent to matters concerning such Unsecured Notes Claims or Equity Interests, and to exchange, assign, and transfer such Unsecured Notes Claims or Equity Interests, and (C) full power and authority to bind or act on behalf of the Beneficial Owners of such Unsecured Notes Claims or Equity Interests, (iii) other than pursuant to this Agreement, such Unsecured Notes Claims or Equity Interests, as applicable, are free and clear of any pledge, lien, security interest, charge, claim, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind, that would prevent in any way such Consenting Stakeholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed, and (iv) such Consenting Stakeholder is not the Beneficial Owner of (or investment manager, advisor, or subadvisor to one or more Beneficial Owners of) any other Claims or Equity Interests against (or in) Vroom.
c.
The Company represents and warrants to the Consenting Stakeholders that the aggregate unvested Equity Interests issuable pursuant to the Existing Equity Awards are no more than 135,000 shares of common stock of the Company underlying restricted stock and 25,911 shares of common stock of the Company underlying stock options, as of September 30, 2024, with a weighted average exercise price of $514.33.
9.
Additional Provisions Regarding Company’s Commitments.
a.
Nothing in this Agreement shall require any director, manager or officer of the Company, acting in good faith and after consultation with counsel (which may be external) to

24

take or refrain from taking any action inconsistent with his, her or its fiduciary duties to the Company. No action or inaction on the part of any director, manager or officer of the Company that such director, manager or officer believes in good faith (after consultation with counsel which may be external) is required by his, or its fiduciary duties to the Company shall be limited or precluded by this Agreement; provided, however, that, if the Company or director, manager, or officer thereof decides, in the exercise of its fiduciary duties acting in good faith after consultation with counsel (which may be outside counsel), to (i) pursue, assist, consent to, vote for, or enter into any agreement with any non-Party regarding, any unsolicited Alternative Transaction in accordance with this Section 9, or (ii) that proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties or applicable law, the Company shall give prompt, and in any event on not less than one (1) calendar days written notice (with email being sufficient) to the Initial Consenting Noteholder Advisors and the Consenting Equity Interest Holders. Upon any such determination, the other Parties to this Agreement shall be immediately and automatically relieved of any obligation to comply with their respective covenants and agreements herein.
b.
Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 9.a, the Company and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or Representatives shall have the right to: (i) consider any unsolicited proposals for Alternative Transactions, (ii) provide access to non-public information concerning the Company to any person or enter into Confidentiality Agreements or nondisclosure agreements with any person in connection with an unsolicited proposal for an Alternative Transaction (or the exploration or formulation of the same),; (iii) receive, respond to, maintain and continue discussions with respect to any such unsolicited proposal for an Alternative Transaction if such Person or entity determines, in good faith upon advice of counsel (which may be outside counsel) that failure to take such action would be inconsistent with the fiduciary duties of such Person under applicable law; and (iv) enter into or continue discussions or negotiations with any Consenting Stakeholders, any official committee and/or the United States Trustee regarding the Restructuring or any unsolicited proposal for an Alternative Transaction.
c.
Notwithstanding anything to the contrary herein, nothing in this Agreement shall create or impose any additional fiduciary obligations upon the Company or any of the Consenting Stakeholders, or any members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other Representatives of the same or their respective affiliated entities, in such Person’s capacity as a member, partner, manager, managing member, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent or other Representative of such Party, that such entities did not have prior to the Agreement Effective Date.
d.
Nothing in this Agreement shall: (i) impair or waive the rights of the Company to assert or raise any objection permitted under this Agreement in connection with the Restructuring, or (ii) prevent the Company from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

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10.
Filings and Public Statements.

To the extent reasonably practicable, the Company shall submit drafts to the Initial Consenting Noteholder Advisors of any press releases and communications plans with respect to the Restructuring and public documents and any and all filings with the SEC or the Bankruptcy Court that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least one (1) calendar day prior to making any such disclosure, publicizing any such press release, or implementing such communications plan, and in each case shall reasonably consult with the Consenting Noteholder Advisors with respect to the contents thereof. Except as required by law or otherwise expressly permitted under the terms of any other agreement between the Company on the one hand, and any Consenting Stakeholder, on the other hand, no Party or its advisors (including counsel to any Party) shall (a) use the name of any Consenting Noteholder in any public manner (including any press release) relating to this Agreement, the Restructuring or the Plan, unless such Consenting Noteholder otherwise agrees, (b) use the name of any Consenting Equity Interest Holder in any press release relating to this Agreement, the Restructuring or the Plan, unless such Consenting Equity Interest Holder otherwise agrees, or (c) disclose to any Person (including other Consenting Noteholders), other than the Company Advisors, the principal amount or percentage of any Claims or Equity Interests or any other securities of the Company held by any other Party, in each case, without such Party’s prior written consent; provided that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (including by way of a protective order) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Unsecured Notes Claims or Equity Interests held by all the Consenting Noteholders. Any public filing of this Agreement with the Bankruptcy Court or the SEC shall not include the executed signature pages to this Agreement. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality or non-disclosure agreement between the Company and any Consenting Noteholder.

11.
Amendments and Waivers.
a.
This Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended, or supplemented except in accordance with this Section 11.
b.
During the Support Period, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended, or supplemented except in a writing signed by the Company and the Required Consenting Noteholders, provided that:
(i)
any waiver, modification, amendment, or supplement to this Section 11 shall require the prior written consent of (a) the Debtor, (b) the Consenting Noteholders, and (c) the Consenting Existing Equity Holders;
(ii)
any waiver, modification, amendment, or supplement to the definition of “Required Consenting Noteholders” shall require the prior written consent of each Consenting Noteholder;

26

(iii)
any waiver, modification, amendment, or supplement to this Agreement that has a material adverse effect on the economic recovery of a Consenting Stakeholder shall require the prior written consent of such Consenting Stakeholder; and
(iv)
any waiver, modification, amendment, or supplement to this Agreement that has a material adverse effect on a Consenting Noteholder that is disproportionate to the effect it has on the other Consenting Noteholders shall require the prior written consent of such Consenting Noteholder.
c.
Amendments to any Definitive Document shall be governed as set forth in such Definitive Document.
d.
Any consent required to be provided pursuant to this Section 11 may be delivered by email from counsel to the Consenting Equity Interest Holders or the Initial Consenting Noteholder Advisors, as applicable.
e.
Any proposed waiver, modification, amendment or supplement that does not comply with this Section 11 shall be ineffective and void ab initio.
f.
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
12.
Effectiveness.

This Agreement shall become effective and binding on the Parties on the Agreement Effective Date; provided that signature pages executed by Consenting Noteholders shall be delivered to (a) other Consenting Noteholders, and counsel to other Consenting Noteholders (if applicable), in a redacted form that removes such Consenting Noteholder’s holdings of Claims and Equity Interests and any schedules to such Consenting Noteholder’s holdings (if applicable) and (b) the Company, the Company Advisors, the Initial Consenting Noteholder Advisors, and the Consenting Equity Interest Holders in an unredacted form.

13.
Governing Law; Jurisdiction; Waiver of Jury Trial.
a.
Except to the extent superseded by the Bankruptcy Code, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflicts of law principles thereof.
b.
Each of the Parties irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in (a) the Bankruptcy Court, for so long as the Chapter 11

27

Case is pending, and (b) otherwise, the courts of the State of New York sitting in New York City in the Borough of Manhattan, or the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement, any claim (i) that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
c.
EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
14.
Specific Performance/Remedies.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law, or in equity.

15.
Survival.

Notwithstanding the termination of this Agreement pursuant to Section 6 hereof, the agreements and obligations of the Parties set forth in Sections 6.f, 11, 13 through 24 (inclusive),

28

26 and 27 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement also shall survive such termination.

16.
Headings.

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

17.
Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and Representatives; provided that nothing contained in this Section 17 shall be deemed to permit Transfers of interests in any Claims or Equity Interests against or in the Company, as applicable, other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations, and obligations of the Parties are, in all respects, several and neither joint nor joint and several. For the avoidance of doubt, the obligations arising out of this Agreement are several and not joint with respect to each Consenting Noteholder, in accordance with its proportionate interest hereunder, and the Parties agree not to proceed against any Consenting Noteholder for the obligations of another.

18.
No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third-party beneficiary hereof.

19.
Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Restructuring Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any Confidentiality Agreements (if any) heretofore executed between the Company and any Consenting Noteholder shall continue in full force and effect in accordance with their terms.

29

20.
Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

21.
Notices.

All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier or by registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(1)
If to the Company, to:

Vroom, Inc. 3600 West Sam Houston Pkwy South, 4th Floor Houston, TX 77042
Attn:	Anna-Lisa Corrales and Liz Schutte
Email:	annalisa@vroom.com and liz@vroom.com

with a copy (which shall not constitute notice) to:

Porter Hedges LLP 1000 Main St., 36th Floor Houston, TX 77002 Telephone: (713) 226-6000 Attn: John F. Higgins M. Shane Johnson Email: jhiggins@porterhedges.com sjohnson@porterhedges.com

(2)
If to a Consenting Noteholder, to the addresses or electronic mail addresses set forth below such Consenting Noteholder’s signature to this Agreement or the applicable Joinder Agreement, as the case may be, and if such Consenting Noteholder is an Initial Consenting Noteholder, with a copy to:

Wachtell, Lipton, Rosen & Katz 51 W 52nd St. New York, NY 10019
Attention:	Joshua A. Feltman, Esq. (JAFeltman@wlrk.com)

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(3)
If to a Consenting Equity Interest Holder, to the addresses or electronic mail addresses set forth below such Consenting Equity Interest Holder’s signature to this Agreement or the applicable Joinder Agreement, as the case may be.

Any notice given by electronic mail, delivery, mail, or courier shall be effective when received.

22.
Reservation of Rights; No Admission.
a.
Nothing contained herein shall (i) limit (A) the ability of any Party to consult with other Parties, or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Case, in each case, so long as such consultation or appearance is consistent with such Party’s obligations hereunder; (ii) limit the ability of any Consenting Stakeholder to sell or enter into any transactions in connection with the Unsecured Notes Claims and Equity Interests, or any other Claims against or interests in the Company, subject to the terms of Section 3.b hereof; or (iii) constitute a waiver or amendment of any provision of any applicable credit agreement or indenture or any agreements executed in connection with such credit agreement or indenture.
b.
Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective Affiliates or subsidiaries) or its full participation in any bankruptcy case Filed by the Company or any of its Affiliates and subsidiaries. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.
23.
Relationship Among Consenting Stakeholders.

It is understood and agreed that no Consenting Stakeholder has any duty of trust or confidence in any kind or form to any other Consenting Stakeholder, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Stakeholder may trade in the debt of the Company without the consent of the Company or any other Consenting Stakeholder, subject to applicable securities laws, the terms of this Agreement, and any Confidentiality Agreement entered into with the Company; provided that no Consenting Stakeholder shall have any responsibility for any such trading by any other Consenting Stakeholder by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Consenting Stakeholders shall in any way affect or negate this understanding and agreement.

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24.
No Solicitation; Representation by Counsel; Adequate Information.
a.
This Agreement is not and shall not be deemed to be a Solicitation for votes in favor of any Plan in the Chapter 11 Case.
b.
Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel, including tax counsel, in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.
c.
Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Consenting Stakeholder acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933, (ii) understands that any securities to be acquired by it have not been registered under the Securities Act and that such securities may, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, be offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Stakeholder’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters that such Consenting Stakeholder is capable of evaluating the merits and risks of securities and understands and is able to bear any economic risks with such investment.
25.
Conflicts.

In the event of any conflict among the terms and provisions of this Agreement, including the Restructuring Term Sheet, and of the Plan, the terms and provisions of the Plan shall control.

26.
Payment of Fees and Expenses.

The Company shall pay or reimburse all reasonable and documented fees and out-of-pocket expenses (including travel costs and expenses) of the Initial Consenting Noteholder Advisors (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date) within five (5) Business Days of the receipt of any invoice therefor (except as may otherwise be provided in an order of the Bankruptcy Court or in any engagement letter signed by the Company), including all amounts payable or reimbursable under applicable fee or engagement letters with the Company (which agreements shall not be terminated by the Company before the termination of this Agreement); provided, further, that to the extent that this Agreement is terminated pursuant to Section 6, the Company’s reimbursement obligations under this Section 26 shall survive with respect to any and all fees and expenses incurred on or prior to the date of termination.

27.
Interpretation.

For purposes of this Agreement:

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a.
in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
b.
capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
c.
unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
d.
unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;
e.
unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribe or allowed herein. If any payment, distribution, act, or deadline hereunder is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date;
f.
unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
g.
the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;
h.
captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
i.
references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and
j.
the use of “include” or “including” is without limitation, whether stated or not.

[Remainder of page intentionally left blank.]

33

Company’s Signature Page to
the Restructuring Support Agreement

Vroom, Inc.

By: /s/ Thomas H. Shortt

Name: Thomas H. Shortt

Title: Chief Executive Officer

[Signature Page to Restructuring Support Agreement]

[Consenting Stakeholders’ Signature Pages Redacted]

[Signature Page to Restructuring Support Agreement]

Exhibit 1

Milestones

1.
No later than 11:59 p.m. (prevailing Eastern time) on November 13, 2024, the Debtor1 shall have commenced the Chapter 11 Case in the Bankruptcy Court (the “Petition Date”).
2.
No later than the date that is two (2) calendar days after the Petition Date, the Debtor shall have Filed with the Bankruptcy Court the Plan, Disclosure Statement, and a motion seeking approval of Solicitation procedures and conditional entry of the Combined Order.
3.
No later than the date that is sixty (60) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Combined Order.
4.
No later than the date that is seventy-five (75) calendar days after the Petition Date, the Plan Effective Date shall have occurred.

1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Restructuring Support Agreement.

Exhibit 2

Restructuring Term Sheet

Vroom, INC.

RESTRUCTURING TERM SHEET

THIS TERM SHEET IS NOT (NOR SHALL IT BE CONSTRUED AS) AN OFFER TO SELL OR BUY, OR THE SOLICITATION OF AN OFFER TO SELL OR BUY, ANY SECURITIES; OR AN ACCEPTANCE OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

This Term Sheet is a settlement proposal in furtherance of settlement discussions and is accordingly protected by Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

THIS TERM SHEET AND DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RESTRUCTURING AND TRANSACTIONS DESCRIBED HEREIN, WHICH RESTRUCTURING AND TRANSACTIONS WILL BE SUBJECT IN ALL RESPECTS TO THE COMPLETION OF THE DEFINITIVE DOCUMENTS REFLECTING THE TERMS AND CONDITIONS SET FORTH IN THE RESTRUCTURING SUPPORT AGREEMENT. THE CLOSING OF ANY SUCH RESTRUCTURING AND TRANSACTIONS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE CONSENT RIGHTS OF THE PARTIES SET FORTH HEREIN AND THEREIN. UNTIL THE AGREEMENT EFFECTIVE DATE OF A RESTRUCTURING SUPPORT AGREEMENT TO WHICH THIS TERM SHEET IS ATTACHED, THIS TERM SHEET DOES NOT CONSTITUTE A COMMITMENT TO PROVIDE, ACCEPT, OR CONSENT TO ANY FINANCING OR OTHERWISE CREATE ANY IMPLIED OR EXPRESS LEGALLY BINDING OR ENFORCEABLE OBLIGATION ON ANY PARTY (OR ANY AFFILIATES OF A PARTY) AT LAW OR IN EQUITY, TO NEGOTIATE OR ENTER INTO DEFINITIVE DOCUMENTATION RELATED TO A RESTRUCTURING OR TO NEGOTIATE IN GOOD FAITH OR OTHERWISE.

1

OVERVIEW
Restructuring

This Restructuring Term Sheet (this “Term Sheet”)[2] contemplates the restructuring of the existing capital structure of the Debtor (the “Restructuring”), which Restructuring will be consummated pursuant to a prepackaged chapter 11 plan of reorganization through a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”), consistent in all respects with a restructuring support agreement (the “Restructuring Support Agreement”) and this Term Sheet, to be confirmed by the Bankruptcy Court.

Within one day of the Agreement Effective Date, the Debtor will commence the Solicitation of votes on the Plan.

Debtor	Vroom, Inc. (“Vroom” or the “Debtor” and following the Restructuring, the “Reorganized Debtor”).
Venue	Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).
Existing Capital Structure

Unsecured Notes and Unsecured Notes Claims: That certain Indenture, dated as of June 18, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Unsecured Notes Indenture”), by and between Vroom, as issuer, and U.S. Bank National Association, as trustee (the “Indenture Trustee”), governing Vroom’s $290,488,001 outstanding principal amount of 0.75% unsecured Convertible Senior Notes due 2026 (the “Unsecured Notes” and all Claims or Causes of Action relating to the Unsecured Notes, the “Unsecured Notes Claims”).

Existing Equity Interests: Any Equity Security or other ownership interest in the Debtor as in existence immediately before the Plan Effective Date, but excluding any Existing Equity Awards (the “Existing Equity Interests”).

Reorganized Debtor Capital Structure

The capital structure of the Reorganized Debtor upon the Plan Effective Date shall consist of the new common stock to be issued by the Reorganized Debtor on the Plan Effective Date (the “New Common Stock”), distributed to (a) the holders of Unsecured Notes Claims; and (b) the holders of Existing Equity Interests, and resulting in pro forma ownership percentages of (x) 92.94% of the New Common Stock held

2 Capitalized terms used in this Term Sheet and not otherwise defined shall have the meanings set forth in the Restructuring Support Agreement.

2

by the holders of Unsecured Notes Claims; and (y) 7.06% of the New Common Stock held by holders of Existing Equity Interests; in each case, subject to dilution by the (i) New Warrants, (ii) the MIP Awards, and (iii) the Post-Effective Date Equity Awards.

The Reorganized Debtor shall use commercially reasonable efforts to list the New Common Stock for trading on the Nasdaq Global Select Market or any of the other Nasdaq market tiers (collectively, the “Nasdaq”) the New York Stock Exchange or a comparable nationally recognized securities exchange using reasonable efforts after the Plan Effective Date.

The Reorganized Debtor will not have any secured or unsecured funded debt upon the Plan Effective Date.

Case Financing	The Chapter 11 Case shall be funded from available unencumbered cash on hand.
TREATMENT OF CLAIMS AND INTERESTS
Type of Claim	Treatment	Impairment/ Voting
Unclassified Non-Voting Claims
Administrative Claims	On the Plan Effective Date, each holder of an Allowed Administrative Claim shall receive treatment in a manner consistent with section 1129(a)(9)(A) of the Bankruptcy Code.	N/A
Priority Tax Claims	On the Plan Effective Date, each holder of an Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A
Professional Fee Claims

No later than the Plan Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall establish and fund the Professional Fee Escrow Account with cash equal to the Professional Fee Reserve Amount. The amount of Professional Fee Claims owing to the professionals shall be paid in full in cash to such professionals by the Reorganized Debtor from the Professional Fee Escrow Account within five (5)

N/A

3

Business Days after such Professional Fee Claims are Allowed by a Final Order; provided that the Debtor’s and the Reorganized Debtor’s obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the professionals, the Reorganized Debtor shall pay such amounts within ten (10) Business Days after entry of the order approving such Professional Fee Claims.

4

Classified Claims and Interests of the Debtor
Class 1: Other Priority Claims

To the extent such Other Priority Claim has not already been paid in full during the Chapter 11 Case, on the Plan Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Other Priority Claim shall receive in full and final satisfaction, settlement, discharge and release of, and in exchange for, such Other Priority Claim, at the option of the Debtor or the Reorganized Debtor as applicable: (a) payment in full in cash in an amount equal to the due and unpaid portion of such Allowed Other Priority Claim; (b) such other less favorable treatment as to which the Debtor or Reorganized Debtor, as applicable, and the holder of such Allowed Other Priority Claim shall have agreed upon in writing; or (c) such other treatment such that such Allowed Other Priority Claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that Other Priority Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

Unimpaired; Presumed to Accept.
Class 2: Secured Claims

Except to the extent that a holder of an Allowed Secured Claim agrees to less favorable treatment of its Allowed Secured Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed Secured Claim, on the Plan Effective Date, each holder of such Allowed Secured Claim shall receive either (a) payment in full in cash, (b) delivery of the collateral securing such Allowed Secured Claim, (c) reinstatement of such Allowed Secured Claim, or (d) such other treatment rendering such Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired; Presumed to Accept.

5

Class 3: Unsecured Notes Claims

Except to the extent that such holder agrees in writing to less favorable treatment, on the Plan Effective Date each holder of an Allowed Unsecured Notes Claim will receive, in full and final satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Unsecured Notes Claim, its pro rata share of 92.94% of the New Common Stock (subject to dilution by the (i) New Warrants, (ii) the MIP Awards, and (iii) the Post-Effective Date Equity Awards).

Impaired; Entitled to Vote.
Class 4: General Unsecured Claims

Except to the extent that a holder of an Allowed General Unsecured Claim and the Debtor agree to less favorable treatment on account of such Claim, each holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, on or as soon as practicable after the Plan Effective Date or when such obligation becomes due in the ordinary course of business in accordance with applicable law or the terms of any agreement that governs such Allowed General Unsecured Claim, whichever is later, in the discretion of the Debtor, either (a) payment in full in cash, or (b) such other treatment as to render such holder unimpaired in accordance with section 1124 of the Bankruptcy Code; provided, that no holder of an Allowed General Unsecured Claim shall receive any distribution for any Claim that has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.

Unimpaired; Presumed to Accept.
Class 5: 510(b) Claims	On the Plan Effective Date, each 510(b) Claim shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired; Deemed to Accept.
Class 6: Intercompany Claims

On the Plan Effective Date, each Intercompany Claim shall be, at the option of the Debtor or the Reorganized Debtor, as applicable, reinstated, compromised, or canceled and released without any distribution.

Impaired / Unimpaired; Deemed to Reject /

6

Presumed to Accept.
Class 7: Existing Equity Interests

Except to the extent that a holder of an Allowed Existing Equity Interest agrees to less favorable treatment of its Allowed Existing Equity Interest, in full and final satisfaction, settlement, release, discharge, cancellation and extinguishment of each Allowed Existing Equity Interest, on the Plan Effective Date, each holder of an Allowed Existing Equity Interest shall receive (a) its pro rata share of 7.06% of the New Common Stock (subject to dilution by (i) New Warrants, (ii) the MIP Awards, and (iii) the Post-Effective Date Equity Awards) and (b) its pro rata share of the New Warrants.

Impaired; Entitled to Vote.
Class 8: Existing Equity Awards

Except to the extent a holder of an Existing Equity Award agrees to less favorable treatment of its Allowed Existing Equity Award, all Existing Equity Awards shall be converted into new awards (the “Post-Effective Date Equity Awards”) exchangeable into New Common Stock on the same terms and conditions, and for the same number of units, applicable to the Existing Equity Awards in respect of the Existing Equity Interests, as of immediately prior to the Plan Effective Date.[3]

Impaired; Entitled to Vote.

OTHER MATERIAL PROVISIONS
Releases / Injunctions

Customary releases and exculpations to the fullest extent permitted by law in favor of Vroom, officers, directors, employees, estate fiduciaries and advisors to the same, any other parties to the Restructuring Support Agreement, and their respective related parties.

Exemption Under Section 1145 of the Bankruptcy Code

To the fullest extent permitted under law, the Plan and Combined Order shall provide that the issuance and distribution of any securities thereunder, including the New Common Stock, MIP Awards, Post-Effective Date Equity Awards, and New Warrants, will be exempt from

3 In other words, Existing Equity Awards will be diluted on substantially the same terms as Existing Equity Interests.

7

the registration requirements under applicable securities law, in accordance with section 1145 of the Bankruptcy Code.
Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Plan Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Unsecured Notes Claims, Existing Equity Interests, and Existing Equity Awards shall be canceled and the obligations of the Debtor thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Corporate Governance

The New Governance Documents for the Reorganized Debtor following the Plan Effective Date shall be acceptable to the Debtor and the Required Consenting Noteholders and filed with the Plan Supplement. The composition of the Board of Directors of the Reorganized Debtor as of the Plan Effective Date shall be acceptable to the Debtor and the Required Consenting Noteholders and filed with the Plan Supplement.

New Warrants

The New Warrants will have the following key terms:

•
Number: The New Warrants will be for the purchase of an aggregate of 1,808,243 shares of New Common Stock, equal to the number of presently existing outstanding shares of common stock of the Company;
•
Exercise Price: The New Warrants will have an exercise price of $12.19 per share (the “Strike Price”);
•
Expiration: The New Warrants will expire on the 5th anniversary of the Plan Effective Date;
•
Anti-Dilution Protections: The New Warrants will contain customary anti-dilution protection for stock splits, stock dividends, and similar events but will not have Black-Scholes protections; and
•
Transferability: The New Warrants will be freely transferable, subject to applicable securities laws.

Management Incentive Plan

At the Plan Effective Date, the New Board shall amend and restate and increase the shares available for issuance under the 2020 Incentive Award Plan, and grant new awards in order to implement the management incentive plan (the “MIP”) on the terms and conditions set forth below and in the term sheet attached hereto as Annex A (the “MIP Term Sheet”).

8

Ten percent (10%) of the Fully-Diluted New Common Stock (as defined below) as of immediately following the Plan Effective Date shall be reserved for the issuance of restricted stock units with respect to New Common Stock (collectively, the “RSU Awards”) to employees of the Reorganized Debtor. The RSU Awards shall be granted promptly following the Plan Effective Date, with the allocation of such grants to be determined in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer.

Five percent (5%) of the Fully-Diluted New Common Stock (as defined below) as of immediately following the Plan Effective Date shall be reserved for the issuance of stock options to purchase New Common Stock to management employees of the Reorganized Debtor (the “ESO Grants” and together with the RSU Awards, the “MIP Awards”).

“Fully-Diluted New Common Stock” shall be calculated by including the New Common Stock issued on the Plan Effective Date, the New Warrants, the MIP Awards, and the Post-Effective Date Equity Awards, in each case on an as-converted-to-common-stock basis.

Tax Matters

The Restructuring and the New Governance Documents shall be structured and implemented in a manner that is tax-efficient to the Company Parties, including by preserving or otherwise maximizing favorable tax attributes (including tax basis) of the Company Parties to the extent practicable and commercially reasonable as determined by the Company Parties; provided, that any material U.S. federal income tax election (or failure to make such a tax election) in respect of the Restructuring, which election (or failure to elect) would impact holders of Unsecured Notes Claims, shall be subject to the consent of the Required Consenting Noteholders (such consent not to be unreasonably withheld, conditioned or delayed).

D&O Insurance and Indemnification Obligations

Under the Plan, the Debtor shall assume, pursuant to section 365(a) of the Bankruptcy Code, (a) all existing D&O liability insurance policies and (b) all of the existing indemnification provisions for current or former directors, managers, and officers of the Company Parties (whether in by-laws, certificates of formation or incorporation, board resolution, employment contracts, or otherwise) (such indemnification provisions, the “Indemnification Obligations”). The amended and restated bylaws, certificates of incorporation, articles of limited partnership and other organizational documents of the Reorganized Debtor adopted as of the Plan Effective Date shall include provisions to

9

give effect to the foregoing. All runoff endorsements will be assumed pursuant to the Plan.
Conditions Precedent to Plan Effectiveness

The following conditions precedent to the effectiveness of the Plan Effective Date shall be satisfied or waived by the Debtor (with the reasonable consent of the Required Consenting Noteholders), and the Plan Effective Date shall occur on the date upon which the last of such conditions are so satisfied and/or waived:

a.
The Debtor shall have implemented the Restructuring and all transactions contemplated by this Restructuring Term Sheet in a manner consistent with the Restructuring Support Agreement, this Restructuring Term Sheet, and the Plan;
b.
The Restructuring Support Agreement shall continue to be in full force and effect;
c.
Amounts sufficient to pay all of the Company Parties’ reasonable and documented fees and expenses after the Plan Effective Date, including, but not limited to, those of (a) Porter Hedges LLP, as counsel to the Debtor; (b) Latham & Watkins LLP, as special counsel to the Debtor; (c) Stout Risius Ross, LLC, as financial advisor to the Debtor; (d) Kurtzman Carson Consultants, LLC dba Verita Global, as claims, noticing, and solicitation agent to the Debtor, and (e) The Overture Alliance, LLC, as compensation consultant to the Debtor; shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;
d.
Each document or agreement constituting the Definitive Documents shall be in form and substance consistent with the Restructuring Support Agreement and this Term Sheet, as applicable, each to the extent required in the Restructuring Support Agreement;
e.
All governmental approvals and consents that are legally required for the consummation of the Restructuring shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect;
f.
The Bankruptcy Court shall have entered the Combined Order consistent with the Restructuring Support Agreement to the extent required in the Restructuring Support Agreement, and the

10

Combined Order shall not be stayed, modified, or vacated, and shall not be subject to any pending appeal, and the appeals period for the Combined Order shall have expired; and
g.
Such other conditions precedent that are customary, including payment of fees and expenses owing under the Restructuring Support Agreement.

Additional Defined Terms

“510(b) Claim” means any Claim subject to section 510(b) of the Bankruptcy Code. For the avoidance of doubt, 510(b) Claims include the Existing Securities Litigation Claims.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Case that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Plan Effective Date of preserving the estates and operating the businesses of the Debtor; (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Plan Effective Date; and (c) all fees and charges assessed against the estates under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

“Allowed” means, as to a Claim or an Existing Equity Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) except with respect to any Claim arising from the rejection of unexpired leases by the Debtor, there is no requirement to file a proof of claim (or move the Bankruptcy Court for allowance) to be an allowed Claim under the Plan, and (b) the Debtor may affirmatively deem unimpaired Claims allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

“Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtor arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

“Bankruptcy Code” means title 11 of the United States Code.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for commercial business with the public in New York City, New York.

“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding demand, right, lien, indemnity, contribution, guaranty,

11

suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate, inchoate, reduced to judgment or otherwise whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any Avoidance Actions.

“Chapter 11 Case” has the meaning set forth in the recitals to this Agreement.

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against the Debtor.

“Company Parties” means Vroom and all of its direct and indirect subsidiaries.

“Combined Order” means an order of the Bankruptcy Court confirming the Plan and approving the disclosure statement for the Plan as containing adequate information as required by the Bankruptcy Code.

“Definitive Documents” means, each consistent with the Restructuring Support Agreement: (a) the Plan and the Plan Supplement; (b) the Disclosure Statement and the Solicitation Materials, and any motion seeking approval of, and any notices related to, the foregoing; (c) the Solicitation Procedures Order; (d) the Combined Order; (e) the New Governance Documents; (f) the First Day Orders; (g) the MIP; and (h) any other material agreement, document, instrument, pleading and/or order entered or entered into, or utilized, in connection with or to implement the Restructuring (together with any exhibit, amendment, modification or supplement thereto).

“Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits, schedules, supplements, modifications, amendments, annexes and attachments thereto, as approved or ratified by the Bankruptcy Court pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Distribution Record Date” means the date for determining which holders of Unsecured Notes Claims and Existing Equity Interests are eligible to receive distributions under this Plan, which date will be set forth in the Plan.

“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

12

“Existing Equity Awards” means options or restricted stock units representing rights to purchase or acquire any Equity Securities of the Debtor in existence immediately before the Plan Effective Date in an aggregate amount equivalent to 132,614 shares of stock.

“Existing Securities Litigation Claims” means any Claims against the Debtor in the following matters: (a) In re Vroom, Inc. Securities Litigation, 21-cv-2477-PGG (S.D.N.Y. Mar. 22, 2021); (b) In re Vroom, Inc. Shareholder Derivative Litigation, 21-cv-6933-PGG (S.D.N.Y. Apr. 17, 2021); (c) Godlu v. Vroom, Inc., 22-cv-00569-MN (D. Del. Apr. 28, 2022); and (d) Hudda v. Vroom, Inc., 24-cv-4499-MN (D. Del. Apr. 15, 2024).

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in this Chapter 11 Case.

 “Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (a) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (b) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“First Day Orders” means any interim or final order of the Bankruptcy Court granting the relief requested in the First Day Pleadings (as may be amended, supplemented, or modified from time to time).

“First Day Pleadings” means all material motions, applications, notices and/or other pleadings that the Debtor Files or proposes to File in connection with the commencement of the Chapter 11 Case and all orders sought thereby (any of the foregoing as amended, supplemented or modified from time to time), including the First Day Orders.

“General Unsecured Claims” means any unsecured Claim against the Debtor that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Unsecured Notes Claim, a 510(b) Claim, or an Intercompany Claim.

“Intercompany Claim” means any Claim against the Debtor held by a non-Debtor Affiliate, other than an Administrative Claim.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge,

13

security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Market Price” means the daily average price of one share of VRM during the period from September 23, 2024, until November 8, 2024 prior to the Agreement Effective Date, which is a price equal to $9.14.

“New Board” means the new board of directors of the Reorganized Debtor, as further described in the New Governance Documents, whose appointment and powers shall be as set forth in the New Governance Documents. The members of the New Board shall be acceptable to the Required Consenting Noteholders in their discretion and Filed with the Plan Supplement or a supplement thereto and in any event identified prior to the Plan Effective Date.

“New Governance Documents” means any organizational or constitutional documents, including charters, bylaws, operating agreements, warrant agreements (including, for the avoidance of doubt, the documents governing the New Warrants), option agreements, shareholder agreement, registration rights agreements or other governance documents, in each case, relating to the Reorganized Debtor.

“New Warrants” means warrants of Vroom to be issued pursuant to section 1145 of the Bankruptcy Code that provide the holder the right, but not the obligation, to purchase shares of New Common Stock at the exercise price prior to expiration thereof. The New Warrants will be subject to the terms and conditions set forth in a warrant agreement to be entered into between the Debtor or Reorganized Debtor, as applicable, and a warrant agent on or prior to the Plan Effective Date.

“Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim, a cure Claim, or a Priority Tax Claim.

“Petition Date” means the date the Debtor commences the Chapter 11 Case.

“Plan” means the prepackaged chapter 11 plan of the Debtor (as may be amended, modified, or supplemented from time to time, including the Plan Supplement) implementing the Restructuring in accordance with the Restructuring Support Agreement, and attached thereto (by the Agreement Effective Date) in agreed form.

“Plan Effective Date” means the date on which the conditions precedent to the effective date have been satisfied or waived and the transactions contemplated under the Restructuring Term Sheet have been consummated and the Plan has become effective.

“Plan Supplement” means one or more supplemental appendices to the Plan, which shall include, among other things, draft forms of documents (or terms sheets thereof), schedules, and exhibits to the Plan, in each case subject to the provisions of the Restructuring Support Agreement and as may be amended, modified, or supplemented from time to time on or prior to the Plan Effective Date.

14

“Priority Tax Claim” means any unsecured Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Professional Fee Claim” means a Claim for accrued professional compensation under sections 328, 330, 331, or 503 of the Bankruptcy Code for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Plan Effective Date.

“Professional Fee Escrow Account” means a separate escrow account established, maintained, and funded by the Reorganized Debtor with cash on the Plan Effective Date in an amount equal to the Professional Fee Reserve Amount.

“Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the professionals estimate they have incurred or will incur in rendering services to the Debtor prior to and as of the Plan Effective Date.

“Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Secured Claim” means a Claim that is (i) secured by a valid, perfected and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

“Solicitation” means the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Solicitation Materials” means any materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan pursuant to the Solicitation Procedures Order .

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving the Solicitation procedures and scheduling the Combined Hearing.

“Unimpaired” means, with respect to a class of Claims, a Claim that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

15

Annex A

MIP Term Sheet

Vroom, Inc.

Post-Emergence MIP

Term Sheet

Provision	Description
Effective date	• To be determined.
Administration	• The New Board[1] or their designee will administer plan.
Type of Plan	• Omnibus equity plan
Companies used for performance measures	• Vroom, Inc.
Overall Shares Granted When RSUs Vest and Options Exercised – 15%
Option Exercise Price – Most/All Granted at a Premium to the Market and are Out-Of-The Money at Time of Grant
Plan Eligibility	• Approximately 100 participants
Allocation of Awards to Participants	• Restricted stock unit (“RSU”) and stock option (“Option”) awards as determined by the Compensation Committee of the New Board in consultation with the Reorganized Debtor CEO

1 Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Restructuring Support Agreement.

Provision	Description
Frequency of Stock Awards	• One grant, or when a participant enters plan, or as determined by the Compensation Committee of the New Board.
Option Exercise Price
•
50% of the Options will be granted with a per share exercise price equal to the daily average price of one share of VRM during the period from September 23, 2024, until November 8, 2024 prior to the Agreement Effective Date, which is a price equal to $9.14 (or, if higher, the closing price of a share of New Common Stock on the date of grant ) and (b) 50% of the Options shall be granted with a per share exercise price equal to $12.19 (or, if higher, the closing price of a share of New Common Stock on the date of grant ).

Option Exercise Expiration
•
Options shall remain exercisable until the earlier of (x) the 10th anniversary of the grant and (y) the 90th day following termination of employment (or, (i) if termination of employment is due to death or disability, the 12-month anniversary following termination, or (ii) on an involuntary termination, the 10th anniversary of the grant).

Form of Payout	• Awards paid in common stock.
Vesting/Payment
•
RSUs cliff vest in 4 years.
•
Options vest annually in ratable installments over a 4-year vesting period
•
Participant must be employed by the company at the payment date, unless termination due to involuntary termination, death, or disability, as spelled out below, to receive any payout.

Death or Disability	• Full vesting for executive severance plan participants.
Voluntary Termination by Employee	• No payout

2

Involuntary Termination by Company without Cause or, for severance plan participants, by the Employee for Good Reason (as defined therein)
•
CEO – Prorated monthly accelerated vesting (in the case of options, pro-ration limited to next tranche and based on the number of months served since prior vesting date divided by 12), except that if termination occurs prior to first anniversary of grant, first tranche of options vests and 25% of RSUs vest
•
SLT – Prorated monthly accelerated vesting (in the case of options, pro-ration limited to next tranche and based on the number of months served since prior vesting date divided by 12)
•
Non – SLT – Prorated accelerated vesting (for RSU only, no additional vesting on options), rounded down to the nearest year (i.e., if 18 months then 1 year. If 30 months then, 2 years)

Termination for Cause at Any Time	• No payout
Change of Control	• Minimum price $9.14 then for CEO, 100 % vesting at time of closing. 6 Other executives 50% vesting at time of closing if minimum price is achieved. All others continue to time vest.
Conditions to Participation
•
Notwithstanding anything to the contrary set forth herein, the New Board may (x) include in award agreements such restrictive covenants as set forth in the severance plan and (y) determine to condition the grant of any awards on the agreement or consent of the award recipient to waive any rights to acceleration of the MIP grants under the severance plan.

	Other terms	• Compensation Committee to determine in consultation with CEO.

3

Exhibit 3

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
VROOM, INC.,	§	Case No. 24-[  ] ([  ])
§
Debtor.[1]	§
§

PREPACKAGED PLAN OF REORGANIZATION FOR
VROOM, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Porter Hedges LLP
John F. Higgins Eric M. English M. Shane Johnson 1000 Main St., 36th Floor Houston, TX 77002 Telephone: (713) 226-6000
Proposed Counsel for the Debtor and Debtor in Possession

Dated: November 12, 2024

1 The Debtor in this case, along with the last four digits of the Debtor’s federal tax identification numbers, is Vroom, Inc. (2566). The Debtor’s address is 3600 West Sam Houston Pkwy S., Floor 4, Houston, Texas 77042.

THE CHAPTER 11 CASE HAS NOT BEEN COMMENCED AT THIS TIME. THIS PREPACKAGED PLAN OF REORGANIZATION, AND THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN, HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. UPON COMMENCEMENT OF THE CHAPTER 11 CASE, THE DEBTOR EXPECTS TO SEEK PROMPTLY AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE ADEQUACY OF THE DISCLOSURE STATEMENT, (2) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE; AND (3) CONFIRMING THIS PLAN PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE.

TABLE OF CONTENTS

Article I. RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS 1

A. Rules of Interpretation 1

B. Computation of Time 2

C. Defined Terms 2

Article II. ADMINISTRATIVE, dip facility, AND PRIORITY TAX CLAIMS 14

A. Administrative Claims 14

B. Priority Tax Claims 16

C. Statutory Fees 16

Article III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS 17

A. Summary 17

B. Classification and Treatment of Claims and Equity Interests 17

C. Special Provision Governing Unimpaired Claims 21

D. Elimination of Vacant Classes 21

Article IV. ACCEPTANCE OR REJECTION OF THE PLAN 21

A. Presumed Acceptance of Plan 21

B. Voting Classes 21

C. Presumed Acceptance by Non-Voting Classes 21

D. Acceptance by Impaired Class 21

E. Controversy Concerning Impairment 22

F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code; Cram Down 22

G. Votes Solicited in Good Faith 22

Article V. MEANS FOR IMPLEMENTATION OF THE PLAN 22

A. Restructuring Transactions 22

B. Continued Corporate Existence 23

C. Vesting of Assets in the Reorganized Debtor Free and Clear of Liens and Claims 23

D. Issuance and Distribution of Plan Securities 24

E. Plan Securities; Securities Act Registration and Section 1145 and Private Placement Exemptions 24

F. Management Incentive Plan 26

G. Subordination 26

H. Release of Liens and Claims 26

I. Organizational Documents of the Reorganized Debtor 27

J. Corporate Action 27

K. Directors and Officers of the Reorganized Debtor 28

L. Cancellation of Notes, Certificates, and Instruments 28

i

M. Sources of Cash for Plan Distributions 29

N. Preservation and Reservation of Causes of Action 29

O. Payment of Fees and Expenses of Certain Creditors 30

Article VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 31

A. Assumption or Rejection of Executory Contracts and Unexpired Leases 31

B. Payments Related to Assumption of Executory Contracts and Unexpired Leases 32

C. Claims on Account of the Rejection of Executory Contracts or Unexpired Leases 32

D. D&O Liability Insurance Policies 32

E. Indemnification Provisions 33

F. Employment Plans 33

G. Insurance Contracts 34

H. Extension of Time to Assume or Reject 34

I. Modifications, Amendments, Supplements, Restatements, or Other Agreements 34

J. Contracts and Leases Entered into After the Petition Date 35

K. Reservation of Rights 35

Article VII. PROVISIONS GOVERNING DISTRIBUTIONS 35

A. Timing and Calculation of Amounts to Be Distributed 35

B. Distribution Agent 35

C. Rights and Powers of Distribution Agent 36

D. Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests. 36

E. Delivery of Distributions 37

F. No Postpetition Interest on Claims 39

G. Compliance with Tax Requirements 39

H. Allocation of Plan Distributions Between Principal and Interest 40

I. Means of Cash Payment 40

J. Timing and Calculation of Amounts to Be Distributed 40

K. Claims Paid or Payable by Third Parties 41

L. Setoffs 41

Article VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS 42

A. Resolution of Disputed Claims 42

B. Adjustment to Claims Without Objection 44

C. No Distributions Pending Allowance 44

D. Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims 44

E. No Interest 44

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN 44

A. Conditions Precedent to Consummation 44

B. Waiver of Conditions 45

Article X. RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS 46

A. General 46

B. Release of Claims and Causes of Action 46

C. Waiver of Statutory Limitations on Releases 48

D. Discharge of Claims and Equity Interests 49

E. Exculpation 49

F. Permanent Injunction 50

G. Binding Nature of Plan 51

H. Protection Against Discriminatory Treatment 51

I. Recoupment 52

J. Integral Part of Plan 52

Article XI. RETENTION OF JURISDICTION 52

Article XII. MISCELLANEOUS PROVISIONS 54

A. Substantial Consummation 54

B. Post-Effective Date Fees and Expenses 54

C. Conflicts 54

D. Modification of Plan 54

E. Effect of Confirmation on Modifications 55

F. Revocation or Withdrawal of Plan 55

G. Successors and Assigns 55

H. Reservation of Rights 55

I. Further Assurances 56

J. Severability 56

K. Service of Documents 56

L. Exemption from Certain Taxes and Fees 57

M. Governing Law 58

N. Tax Reporting and Compliance 58

O. Entire Agreement 58

P. Closing of Chapter 11 Case 58

Q. 2002 Notice Parties 58

R. Default by a Holder of a Claim or Equity Interest 58

EXHIBITS

Exhibit A	Restructuring Support Agreement

PREPACKAGED PLAN OF REORGANIZATION FOR
VROOM, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Vroom, Inc. (the “Debtor”) proposes the following prepackaged plan of reorganization (this “Plan”) for the treatment of the outstanding Claims (as defined below) against, and Equity Interests (as defined below) in, the Debtor. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtor’s history, business, results of operations, historical financial information, and projections, and for a summary and analysis of this Plan, the treatment provided for herein and certain related matters. There also are other agreements and documents, which shall be Filed with the Bankruptcy Court (as defined below), that are referenced in this Plan or the Disclosure Statement. The Plan Supplement Documents (as defined below) are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and the terms and conditions set forth in this Plan, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

Article I.

RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS
A.
Rules of Interpretation

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, or other agreement or document shall mean as it may be amended, modified or supplemented from time to time (in accordance with the Restructuring Support Agreement and this Plan, in each case, to the extent applicable); (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided, that nothing in this clause (c) shall affect any party’s consent rights over the Definitive Documents (as defined in the Restructuring Support Agreement) or any amendments thereto, as provided for in the Restructuring Support Agreement; (d) any reference to an Entity as a Holder of a Claim or an Equity Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections hereof or hereto; (f) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; (i) references to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection in effect as of the date of this Plan; (j) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (m) any reference in this Plan to “$” or “dollars” shall mean U.S. dollars; and (n) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to “the Debtor” or to “the Reorganized Debtor” shall mean “the Debtor and the Reorganized Debtor”, as applicable, to the extent the context requires.

B.
Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Unless otherwise specified herein, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.
Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“510(b) Claim” means any Claim subject to section 510(b) of the Bankruptcy Code. For the avoidance of doubt, 510(b) Claims include the Existing Securities Litigation Claims.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Case that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estate and operating the businesses of the Debtor; (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; and (c) all fees and charges assessed against the Estate under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

“Allowed” means, with respect to a Claim or Equity Interest (a) any Claim or Equity Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Effective Date, to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Equity Interest as to which the liability of the Debtor and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Effective Date; or (c) any Claim or Equity Interest expressly deemed Allowed by this Plan.

“Alternate/Supplemental Distribution Process” means alternate, additional or supplemental procedures in consultation with the Unsecured Notes Indenture Trustee in its capacity as Distribution Agent, to make distributions to Holders of Unsecured Notes and to eliminate such Unsecured Notes, including all book entry positions relating thereto, from DTC’s books and records.

“Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtor arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court having jurisdiction over the Chapter 11 Case.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Case.

“Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks are required or authorized by law or executive order to be closed for commercial business with the public in New York City, New York.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee, expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any Avoidance Actions.

“Chapter 11 Case” means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

“Claim” means any “claim” as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against the Debtor.

“Claims Register” means the official register of Claims maintained by the Solicitation Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the Debtor’s Estate that is subject to a valid and enforceable Lien to secure a Claim.

“Combined Hearing” means the combined hearing to be held by the Bankruptcy Court pursuant to sections 105(d)(2)(B)(vi) and 1128 of the Bankruptcy Code to consider (a) final approval of the Disclosure Statement under sections 1125 and 1126(b) of the Bankruptcy Code and (b) confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Combined Order” means the order of the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information as required by the Bankruptcy Code and (b) confirming this Plan pursuant to sections 1125, 1126(b) and 1129 of the Bankruptcy Code.

“Confirmation” means the Bankruptcy Court’s entry of the Combined Order on the docket of the Chapter 11 Case.

“Confirmation Date” means the date upon which Confirmation occurs.

“Consenting Equity Interest Holders” means the Holders of Existing Equity Interests that are party to the Restructuring Support Agreement as “Consenting Equity Interest Holders” thereunder.

“Consenting Noteholders” means the Holders of Unsecured Notes Claims that are party to the Restructuring Support Agreement as “Consenting Noteholders” thereunder.

“Consenting Stakeholders” means, collectively, the Consenting Equity Interest Holders and the Consenting Noteholders.

“Consummation” means the occurrence of the Effective Date.

“Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by the Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

“D&O Liability Insurance Policies” means all insurance policies (including, without limitation, the D&O Tail, any general liability policies, any errors and omissions policies, and, in each case, any agreements, documents, or instruments related thereto) in effect as of the Petition Date and providing coverage for liability of the Debtor’s directors, managers, and officers.

“D&O Tail” means that certain directors’ and officers’ liability insurance policy tail endorsement purchased by the Debtor.

“Debtor” means Vroom, Inc., as the debtor and debtor in possession in the Chapter 11 Case.

“Debtor Release” has the meaning set forth in Article X.B hereof.

“Disclosure Statement” means the Disclosure Statement for the Prepackaged Plan of Reorganization for Vroom, Inc. Under Chapter 11 of The Bankruptcy Code, dated as of November 12, 2024 (as amended, supplemented, or modified from time to time).

“Disputed” means any Claim, Equity Interest, or any portion thereof, that has not been Allowed, but has not been disallowed pursuant to this Plan or a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

“Distribution Agent” means the Reorganized Debtor or any party designated by the Reorganized Debtor to serve as distribution agent under this Plan. For purposes of distributions under this Plan to Holders of Allowed Unsecured Notes Claims, the Unsecured Notes Indenture Trustee will be and shall act as the Distribution Agent.

“Distribution Record Date” means, other than with respect to publicly held securities, the date for determining which Holders of Claims or Equity Interests are eligible to receive distributions under this Plan, which date shall be the Effective Date, subject to Article VII.E of this Plan. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly traded securities, which shall receive distributions, if any, in accordance with the applicable procedures of DTC.

“DTC” means The Depository Trust Company.

“Effective Date” means the first Business Day on which the conditions specified in Article IX of this Plan have been satisfied or waived in accordance with the terms of Article IX.

“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any Equity Security or other ownership interest in the Debtor.

“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

“ESO Grants” means stock options to purchase New Common Stock to be granted to management employees of the Reorganized Debtor under the MIP, which shall (a) constitute (on an as-converted to common stock basis) five percent (5%) of the Fully-Diluted New Common Stock as of immediately following the Effective Date; (b) be allocated in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer; and (c) otherwise be consistent with the MIP Term Sheet.

“Estate” means the estate of the Debtor created under section 541 of the Bankruptcy Code.

“Exculpated Party” means the Debtor.

“Exculpation” means the exculpation provision set forth in Article X.E hereof.

“Executory Contract” means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

“Existing Equity Awards” means options or restricted stock units representing rights to purchase or acquire Equity Securities of the Debtor in existence immediately before the Effective Date in an aggregate amount equivalent to no more than 135,000 shares of common stock of the Debtor underlying restricted stock units and 25,911 shares of common stock of the Debtor underlying stock options, as of September 30, 2024, with a weighted average exercise price of $514.33.

“Existing Equity Interest” means any Equity Security or other ownership interest in the Debtor as in existence immediately before the Effective Date, but excluding any Existing Equity Awards.

“Existing Securities Litigation Claims” means any Claims against the Debtor in the following matters: (a) In re Vroom, Inc. Securities Litigation, 21-cv-2477-PGG (S.D.N.Y. Mar. 22, 2021); (b) In re Vroom, Inc. Shareholder Derivative Litigation, 21-cv-6933-PGG (S.D.N.Y. Apr. 17, 2021); (c) Godlu v. Vroom, Inc., 22-cv-00569-MN (D. Del. Apr. 28, 2022); and (d) Hudda v. Vroom, Inc., 24-cv-00449-MN (D. Del. Apr. 15, 2024).

“Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

“Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (a) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (b) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“Fully-Diluted New Common Stock” means, collectively, (a) the New Common Stock issued on the Effective Date; (b) the New Warrants; (c) the MIP Equity; and (d) the Post-Effective Date Equity Awards, in each case, on an as-converted-to-common-stock basis.

“General Unsecured Claim” means any Unsecured Claim against the Debtor that is not an Administrative Claim, a Priority Tax Claim, a Restructuring Expense, a Cure Claim, an Other Priority Claim, an Unsecured Notes Claim, a 510(b) Claim, or an Intercompany Claim. For the avoidance of doubt, General Unsecured Claims include (a) Claims resulting from the rejection of Executory Contracts and Unexpired Leases and (b) Claims resulting from litigation against the Debtor (other than 510(b) Claims).

“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

“Holder” means any Entity that is the record or beneficial owner of any Claim or Equity Interest, including any nominees, investment managers, investment advisors, sub-advisors, or managers of funds or discretionary accounts that hold, or trustees of trusts that hold, any Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Provisions” means the Debtor’s indemnification obligations to the Indemnified Parties in effect as of the Petition Date, howsoever documented, whether in the Debtor’s bylaws, certificate of incorporation, other organizational documents, board resolutions, indemnification agreements, employment contracts, or as provided in and by applicable law or otherwise.

“Indemnified Parties” means any of the Debtor’s current and former directors, officers, managers, members, employees, accountants, investment bankers, attorneys, and other professionals of the Debtor, each of the foregoing solely in their capacity as such.

“Insurance Contract” means all insurance policies and all surety bonds and related agreements of indemnity that have been issued at any time to, or provide coverage to, the Debtor and all agreements, documents, or instruments relating thereto.

“Intercompany Claim” means any Claim against the Debtor held by a non-Debtor Affiliate, other than an Administrative Claim.

“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Litigation Claims” means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person or Entity, including, without limitation, the Causes of Action of the Debtor or the Estate, in each case solely to the extent of the Debtor’s or its Estate’s interest therein. A non-exclusive list of the Litigation Claims held by the Debtor as of the Effective Date will be Filed with the Plan Supplement, which shall be deemed to include any derivative actions filed against the Debtor as of the Effective Date. For the avoidance of doubt, “Litigation Claims” shall exclude any Claims or Causes of Action subject to the Debtor Release set forth in Article X.B hereof.

“Local Rules” means the Bankruptcy Local Rules for the Southern District of Texas and the Procedures for Complex Cases in the Southern District of Texas.

“MIP” means a post-emergence equity-based management incentive plan implemented by amending and restating the Vroom, Inc. 2020 Incentive Award Plan, which shall be comprised of the RSU Awards and the ESO Grants.

“MIP Equity” means, collectively, the RSU Awards and the ESO Grants.

“MIP Term Sheet” means the term sheet governing the MIP, attached as Annex A to the Restructuring Term Sheet.

“Mudrick” means Mudrick Capital Management, L.P. on behalf of its funds and/or accounts in their capacities as Holders of Unsecured Notes Claims.

“Mudrick Advisors” means Wachtell Lipton Rosen & Katz, McGuireWoods LLP and such other professional advisors as are retained by Mudrick with the prior written consent of the Debtor, in each case, in such advisor’s capacity as an advisor to Mudrick.

“New Board” means the new board of directors of the Reorganized Debtor, as further described in the New Governance Documents, whose appointment and powers shall be as set forth in the New Governance Documents. The members of the New Board shall be acceptable to the Required Consenting Noteholders in their discretion and Filed with the Plan Supplement or a supplement thereto and in any event identified prior to the Effective Date.

“New Common Stock” means the new common stock to be issued by the Reorganized Debtor on the Effective Date.

“New Governance Documents” means any organizational or constitutional documents, including charters, bylaws, operating agreements, option agreements, shareholder agreement, registration rights agreements or other governance documents, in each case, relating to the Reorganized Debtor.

“New Warrants” means the warrants to purchase shares of New Common Stock to be issued in accordance with this Plan pursuant to section 1145 of the Bankruptcy Code. The New Warrants will be subject to the terms and conditions set forth in the New Warrants Agreement and shall: (a) be for the purchase of an aggregate of 1,808,243 shares of New Common Stock, equal to the number of existing outstanding shares of common stock of the Debtor immediately prior to the Effective Date; (b) have an exercise price equal to the Strike Price; (c) expire on the fifth anniversary of the Effective Date; (d) contain customary anti-dilution protection for stock splits, stock dividends, and similar events but will not have Black-Scholes protections; and (e) be freely transferable, subject to applicable securities laws.

“New Warrants Agreement” means the agreement governing the New Warrants to be entered into between the Debtor or Reorganized Debtor, as applicable, and a warrant agent on or prior to the Effective Date.

“New Warrants Documents” means, collectively, the New Warrants Agreement and a form of the New Warrants.

“Non-Voting Classes” means, collectively, Classes 1, 2, 4, 5, and 6.

“Notice” has the meaning set forth in Article XII.K of this Plan.

“Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim, a Cure Claim, or a Priority Tax Claim.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, association, trust, government, governmental agency or other Entity, whether acting in an individual, fiduciary, or other capacity, or other Entity or organization.

“Petition Date” means the date on which the Debtor commences the Chapter 11 Case.

“Plan” means this Prepackaged Plan of Reorganization for Vroom, Inc Under Chapter 11 of the Bankruptcy Code, dated as of the date hereof, including the exhibits and all supplements, appendices, and schedules thereto (including, without limitation, the Plan Supplement Documents), either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Securities” means, collectively, the New Common Stock, the Post-Effective Date Equity Awards, and the New Warrants.

“Plan Supplement” means, collectively, the compilation of the Plan Supplement Documents, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time.

“Plan Supplement Documents” means, collectively, documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents, and instruments referred to in the Plan Supplement, ancillary or otherwise, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time. The Plan Supplement Documents will include, without limitation, the following documents: the Restructuring Transaction Steps Memorandum (if applicable), the New Governance Documents (including, but not limited to, the charter and bylaws for the Reorganized Debtor), the New Warrants Documents, certain documents governing the MIP, the Schedule of Retained Causes of Action, the identity of the members of the New Board and any officers of the Reorganized Debtor, and the Schedule of Rejected Executory Contracts and Unexpired Leases.

“Post-Effective Date Equity Awards” means new equity awards convertible into New Common Stock on the same terms and conditions, and for the same number of units, applicable to the Existing Equity Awards in respect of the Existing Equity Interests as of immediately prior to the Effective Date.

“Priority Tax Claim” means any Unsecured Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means, with respect to any Allowed Claim or Allowed Equity Interest of a particular Class, (a) the proportion that such Allowed Claim or Allowed Equity Interest bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in such Class or (b) a proportionate allocation.

“Professional” means any Person or Entity retained by the Debtor in the Chapter 11 Case pursuant to section 327, 328, or 363 of the Bankruptcy Code (other than an ordinary course professional).

“Professional Fee Claim” means a Claim for accrued professional compensation under sections 328, 330, 331, or 503 of the Bankruptcy Code for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

“Professional Fee Escrow Account” means a separate escrow account established, maintained, and funded by the Reorganized Debtor with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount, as set forth in Article V.O.

“Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtor prior to and as of the Effective Date.

“Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case.

“Release Opt-Out Form” means the form to be provided to Holders of Claims in Non-Voting Classes through which such Holders may elect to affirmatively opt out of the Third-Party Release.

“Released Parties” means collectively: (a) the Debtor; (b) the Reorganized Debtor; (c) the Debtor’s current and former officers, directors, and managers; (d) the Consenting Stakeholders; (e) the Unsecured Notes Indenture Trustee; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), interest holders, predecessors, participants, successors, and assigns, subsidiaries, affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, underwriters of any securities issued by the Debtor, consultants, representatives, and other professionals; provided, that any Entity that would otherwise be a “Released Party” that votes to reject this Plan, objects to this Plan, or objects to or opts out of the Third-Party Release contained herein, shall not be a “Released Party.”

“Releases” means, collectively, the Debtor Release and the Third-Party Release.

“Releasing Party” means collectively: (a) the Released Parties; (b) all Holders of Claims and Equity Interests that vote to accept this Plan; (c) all Holders of Claims and Equity Interests that abstain from voting on this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable form indicating that they opt not to grant the releases provided in this Plan; (d) all Holders of Claims and Equity Interests that (i) vote to reject this Plan or (ii) are presumed to accept this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable form indicating that they opt not to grant the releases provided in this Plan in accordance with the procedures set forth in the Solicitation Procedures Order; and (e) with respect to the Debtor, the Reorganized Debtor, and each of the foregoing Entities in clauses (a) through (d), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), interest holders, predecessors, successors, and assigns, subsidiaries, affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, underwriters of any securities issued by the Debtor, consultants, representatives, and other professionals, each in their capacity as such collectively.

“Reorganized Debtor” means the Debtor, as reorganized pursuant to and under this Plan or any successor thereto on or after the Effective Date, and its successors.

“Representatives” means, with respect to a Person, such Person’s current and former (a) officers, (b) directors, (c) managers, (d) principals, (e) members, (f) employees, (g) agents, (h) advisory board members, (i) financial advisors, (j) partners, (k) attorneys, (l) accountants, (m)

investment bankers, (n) consultants, (o) representatives, and (p) other professionals, each in their capacity as such.

“Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Documents” means collectively, the documents and agreements (and the exhibits, schedules, annexes, and supplements thereto) necessary to implement, or entered into in connection with, this Plan, including, without limitation, the Plan Supplement Documents, the New Governance Documents, the New Warrants Documents, and any other “Definitive Documents” (as defined in the Restructuring Support Agreement).

“Restructuring Expenses” means (a) the reasonable and documented fees and expenses of the Mudrick Advisors, in each case payable in accordance with the terms hereof, any applicable engagement letters with the Debtor, the Restructuring Support Agreement and/or the Unsecured Notes Documents, as applicable and (b) the Unsecured Notes Indenture Trustee Fees and Expenses.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of November 12, 2024, by and among the Debtor, the Consenting Noteholders, and any other parties thereto (as amended, supplemented, or modified from time to time), attached as Exhibit A to this Plan.

“Restructuring Term Sheet” means the term sheet attached as Exhibit 2 to the Restructuring Support Agreement.

“Restructuring Transaction Steps Memorandum” means the document setting forth the sequence of certain Restructuring Transactions, if any.

“Restructuring Transactions” has the meaning ascribed thereto in Article V.A of this Plan.

“RSU Awards” means restricted stock units with respect to New Common Stock to be granted to employees of the Reorganized Debtor, which shall: (a) constitute (on an as-converted to common stock basis) ten percent (10%) of the Fully-Diluted New Common Stock as of immediately following the Effective Date; (b) be allocated in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer; and (c) otherwise be consistent with the MIP Term Sheet.

“Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases, if any, to be rejected by the Debtor pursuant to this Plan.

“Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtor that are not released, waived, or transferred pursuant to this Plan.

“Secured Claim” means a Claim that is secured by a Lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Solicitation” means the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Solicitation Agent” means Kurtzman Carson Consultants, LLC dba Verita Global, in its capacity as solicitation, notice, claims and balloting agent for the Debtor.

“Solicitation Materials” means any materials used in connection with Solicitation, including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to Solicitation pursuant to the Solicitation Procedures Order.

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving, among other things, the Solicitation procedures and scheduling the Combined Hearing.

“Specified Employee Plans” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Debtor applicable to any of their respective officers, directors, employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, supplemental executive retirement (SERP) plans, healthcare plans, disability plans, retention plans, life and accidental death and dismemberment insurance plans, health and welfare plans, and 401(k) plans.

“Strike Price” means $12.19 per share.

“Third-Party Release” has the meaning set forth in Article X.B hereof.

“Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

“Unimpaired” means, with respect to a Class of Claims, a Claim that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“Unsecured Claim” means any Claim that is not a Secured Claim.

“Unsecured Notes” means Vroom, Inc.’s 0.750% unsecured convertible senior notes due 2026 issued pursuant to the Unsecured Notes Indenture.

“Unsecured Notes Claims” means any Claim on account of, arising under, derived from, or based on the Unsecured Notes Indenture, including any Claim for all principal amounts outstanding, accrued and unpaid interest (including any compounding), fees, expenses, costs, indemnification, and other amounts arising under, derived from, related to, or based on the Unsecured Notes Documents.

“Unsecured Notes Documents” means the Unsecured Notes Indenture together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, or otherwise modified from time to time.

“Unsecured Notes Indenture” means that certain indenture governing the Unsecured Notes, dated as of June 18, 2021 (as amended, restated, amended and restated, supplemented, or modified from time to time), between Vroom, Inc., as issuer, and U.S. Bank National Association, as trustee.

“Unsecured Notes Indenture Trustee” means U.S. Bank National Association, solely in its capacity as trustee under the Unsecured Notes Documents (as applicable), including to the extent serving as a Distribution Agent (provided that if the context requires only certain of the foregoing capacities, then only in such capacity(ies)) or, as applicable, any successors, assignees, or delegees thereof.

“Unsecured Notes Indenture Trustee Fees and Expenses” means the reasonable documented fees and out-of-pocket expenses of the Unsecured Notes Indenture Trustee, including the reasonable and documented fees and out-of-pocket expenses of its counsel.

“Voting Classes” means Classes 3, 7, and 8.

“Voting Record Date” means the applicable date for determining (a) which Holders of Claims and Equity Interests in the Voting Classes are entitled, as applicable, to receive the Disclosure Statement and to vote to accept or reject this Plan, and (b) which Holders of Claims in the Non-Voting Classes are entitled, as applicable, to receive a Release Opt-Out Form.

Article II.

ADMINISTRATIVE, dip facility, AND PRIORITY TAX CLAIMS
A.
Administrative Claims
1.
Generally

Subject to the paragraph below regarding Professional Fee Claims, to the extent such Claim has not already been paid in full during the Chapter 11 Case, on the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim (other than an Allowed Professional Fee Claim or fees and charges assessed against the Estate under section 1930, chapter 123, of title 28, United States Code), in full and final satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive, at the option of the Debtor or the Reorganized Debtor, as applicable: (a) payment in full in Cash in an amount equal to the due and unpaid portion of such Allowed Administrative Claim or (b) such other less favorable treatment as to which the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; or (c) such other treatment as permitted by section 1129(a)(9) of the Bankruptcy Code; provided that Administrative Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

2.
Professional Fee Claims
(a)
Final Fee Applications

All final requests for Professional Fee Claims shall be Filed no later than thirty (30) days after the Effective Date. After notice in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtor and the requesting party by no later than twenty-one (21) days after the Filing of the applicable final request for payment of the Professional Fee Claim.

(b)
Professional Fee Escrow Account

No later than the Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained by the Reorganized Debtor, in trust solely for the benefit of the Professionals. The Reorganized Debtor shall not commingle any funds contained in the Professional Fee Escrow Account. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estate, the Debtor, or the Reorganized Debtor. The amount of Professional Fee Claims owing to the Professionals shall be paid in full in Cash to such Professionals by the Reorganized Debtor from the Professional Fee Escrow Account within five (5) Business Days after such Professional Fee Claims are Allowed by a Final Order; provided that the Debtor’s and the Reorganized Debtor’s obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the Professionals, the Reorganized Debtor shall pay such amounts within ten (10) Business Days after entry of the order approving such Professional Fee Claims. When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claims that have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtor without any further action or order of the Bankruptcy Court and distributed as set forth herein.

(c)
Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall estimate their accrued and unpaid Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtor within five (5) days of the Effective Date. If a Professional does not provide such estimate, the Reorganized Debtor shall estimate the accrued and unpaid fees and expenses of such Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the

Professional Fee Reserve Amount; provided that the Reorganized Debtor shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

(d)
Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the Reorganized Debtor shall in the ordinary course of business pay (subject to the receipt of an invoice) in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtor or Reorganized Debtor (as applicable) after the Confirmation Date without any further notice to or action, order, or approval of the Bankruptcy Court. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

B.
Priority Tax Claims

Subject to Article VIII hereof, except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive, if legally required, interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. On the Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Person.

C.
Statutory Fees

All fees due and payable pursuant to section 1930 of chapter 123 of the Judicial Code prior to the Effective Date shall be paid by the Debtor. On and after the Effective Date, the Reorganized Debtor shall pay any and all such fees when due and payable and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. The Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of the Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

Article III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
A.
Summary

Except for the Claims addressed in Article II of this Plan, all Claims and Equity Interests are classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtor has not classified Administrative Claims and Priority Tax Claims, as described in Article II.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, for voting, Confirmation, and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of that Class, and such Claim or Equity Interest shall be deemed classified in a different Class to the extent that any remaining portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released, disallowed, or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim/Equity Interest	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Presumed to Accept
2.	Secured Claims	Unimpaired	Presumed to Accept
3.	Unsecured Notes Claims	Impaired	Entitled to Vote
4.	General Unsecured Claims	Unimpaired	Presumed to Accept
5.	510(b) Claims	Unimpaired	Presumed to Accept
6.	Intercompany Claims	Unimpaired	Presumed to Accept
7.	Existing Equity Interests	Impaired	Entitled to Vote
8.	Existing Equity Awards	Impaired	Entitled to Vote
B.
Classification and Treatment of Claims and Equity Interests
1.
Class 1 – Other Priority Claims
(a)
Classification: Class 1 consists of the Other Priority Claims.

(b)
Treatment: Subject to Article VIII hereof, to the extent such Allowed Other Priority Claim has not already been paid in full during the Chapter 11 Case, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other Priority Claim shall receive in full and final satisfaction, settlement, discharge and release of, and in exchange for, such Other Priority Claim, at the option of the Debtor or the Reorganized Debtor, as applicable: (a) payment in full in Cash in an amount equal to the due and unpaid portion of such Allowed Other Priority Claim; (b) such other less favorable treatment as to which the Debtor or Reorganized Debtor, as applicable, and the Holder of such Allowed Other Priority Claim shall have agreed upon in writing; or (c) such other treatment such that such Allowed Other Priority Claim will be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that Other Priority Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.
(c)
Voting: Class 1 is an Unimpaired Class, and the Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 1 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
2.
Class 2 – Secured Claims
(a)
Classification: Class 2 consists of the Secured Claims. Class 2 consists of separate subclasses for each Secured Claim.
(b)
Treatment: Subject to Article VIII hereof, except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment of its Allowed Secured Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed Secured Claim, on the Effective Date, each Holder of such Allowed Secured Claim shall receive either (a) payment in full in Cash; (b) delivery of the Collateral securing such Allowed Secured Claim; (c) reinstatement of such Allowed Secured Claim; or (d) such other treatment rendering such Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that Secured Claims incurred by the Debtor in the ordinary course of business may be paid in the ordinary course of business by the Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.
(c)
Voting: Class 2 is an Unimpaired Class, and the Holders of Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class

2 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 2 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
3.
Class 3 – Unsecured Notes Claims
(a)
Classification: Class 3 consists of the Unsecured Notes Claims.
(b)
Treatment: Except to the extent that such Holder of an Allowed Unsecured Notes Claim agrees to less favorable treatment, on the Effective Date, each Holder of Allowed Unsecured Notes Claims will receive, in full and final satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Unsecured Notes Claim, its Pro Rata share of 92.94% of the New Common Stock (subject to dilution by (i) the New Warrants, (ii) the MIP Equity, and (iii) the Post-Effective Date Equity Awards).
(c)
Voting: Class 3 is Impaired, and Holders of Claims in Class 3 are entitled to vote to accept or reject this Plan.
4.
Class 4 – General Unsecured Claims
(a)
Classification: Class 4 consists of the General Unsecured Claims.
(b)
Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim and the Debtor agree to less favorable treatment on account of such Claim, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim, on or as soon as practicable after the Effective Date or when such obligation becomes due in the ordinary course of business in accordance with applicable law or the terms of any agreement that governs such Allowed General Unsecured Claim, whichever is later, in the sole discretion of the Debtor, either (a) payment in full in Cash, or (b) such other treatment as to render such Holder Unimpaired in accordance with section 1124 of the Bankruptcy Code; provided that no Holder of an Allowed General Unsecured Claim shall receive any distribution for any Claim that has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.
(c)
Voting: Class 4 is an Unimpaired Class, and the Holders of Claims in Class 4 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 4 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
5.
Class 5 – 510(b) Claims
(a)
Classification: Class 5 consists of the 510(b) Claims.

(b)
Treatment: On the Effective Date, each 510(b) Claim shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.
(c)
Voting: Class 5 is an Unimpaired Class, and the Holders of Claims in Class 5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 5 are not entitled to vote to accept or reject this Plan. Holders of Claims in Class 5 will be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.
6.
Class 6 – Intercompany Claims
(a)
Classification: Class 6 consists of the Intercompany Claims.
(b)
Treatment: On the Effective Date, each Intercompany Claim shall be, at the option of the Debtor or the Reorganized Debtor, as applicable, reinstated, compromised, or canceled and released without any distribution.
(c)
Voting: Class 6 is an Unimpaired Class, and the Holders of Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 6 are not entitled to vote to accept or reject this Plan.
7.
Class 7 – Existing Equity Interests
(a)
Classification: Class 7 consists of the Existing Equity Interests.
(b)
Treatment: Except to the extent that a Holder of an Allowed Existing Equity Interest agrees to less favorable treatment, on the Effective Date, each Holder of an Allowed Existing Equity Interest shall receive:
(i)
its Pro Rata share of 7.06 % of the New Common Stock (subject to dilution by (1) the New Warrants, (2) the MIP Equity, and (3) the Post-Effective Date Equity Awards); and
(ii)
its Pro Rata share of the New Warrants.
(c)
Voting: Class 7 is Impaired, and Holders of Claims in Class 7 are entitled to vote to accept or reject this Plan.
8.
Class 8 – Existing Equity Awards
(a)
Classification: Class 8 consists of the Existing Equity Awards.
(b)
Treatment: Except to the extent that a Holder of an Allowed Existing Equity Award agrees to less favorable treatment, on the Effective Date, all Allowed Existing Equity Awards shall be converted into the Post-Effective Date Equity Awards.

(c)
Voting: Class 8 is Impaired, and Holders of Claims in Class 8 are entitled to vote to accept or reject this Plan.
C.
Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtor’s or the Reorganized Debtor’s rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.
Elimination of Vacant Classes

Any Class of Claims or Equity Interests that is not occupied as of the commencement of the Combined Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Article IV.

ACCEPTANCE OR REJECTION OF THE PLAN
A.
Presumed Acceptance of Plan

Classes 1, 2, 4, 5, and 6 are Unimpaired under this Plan. Therefore, the Holders of Claims in such Classes are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. Notwithstanding their non-voting status, Holders of Claims in Classes 1, 2, 4, and 5 will receive a Release Opt-Out Form to allow such Holders to affirmatively opt out of the Third-Party Release.

B.
Voting Classes

Classes 3, 7, and 8 are Impaired under this Plan. The Holders of Claims or Equity Interests in such Classes as of the Voting Record Date are entitled to vote to accept or reject this Plan.

C.
Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Equity Interests eligible to vote and no Holder of Claims or Equity Interests eligible to vote in such Class votes to accept or reject this Plan, this Plan shall be presumed accepted by the Holders of such Claims or Equity Interests, as applicable, in such Class.

D.
Acceptance by Impaired Class

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

Pursuant to section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Equity Interests has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount of the Allowed Equity Interests in such Class actually voting have voted to accept this Plan.

E.
Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, is Impaired or properly classified under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at or before the Combined Hearing.

F.
Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code; Cram Down

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by Class 3. The Debtor requests confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code. The Debtor reserves the right, subject to the terms of the Restructuring Support Agreement, to modify this Plan or the Plan Supplement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

G.
Votes Solicited in Good Faith

The Debtor has, and upon Confirmation shall be deemed to have, solicited votes on this Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with Solicitation. Accordingly, the Debtor, the Reorganized Debtor, and each of their respective Representatives shall be entitled to, and upon Confirmation are granted, the protections of section 1125(e) of the Bankruptcy Code.

Article II.

MEANS FOR IMPLEMENTATION OF THE PLAN
A.
Restructuring Transactions

Without limiting any rights and remedies of the Debtor or Reorganized Debtor under this Plan or applicable law, the entry of the Combined Order shall constitute authorization for the Debtor and Reorganized Debtor, as applicable, to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, subject to the consent rights and agreements and obligations contained in the Restructuring Support Agreement. Such restructuring may include one or more issuances, transfers, mergers, amalgamations, consolidations, restructurings, dispositions, liquidations, conversions, elections, dissolutions, cancellations, formations, or creations of one or more new Entities, as may be determined by the Debtor (in consultation with the Required Consenting Noteholders) or Reorganized Debtor, to be necessary or appropriate (collectively, the “Restructuring Transactions”).

All such Restructuring Transactions taken, or caused to be taken, shall be deemed to have been authorized and approved by the Bankruptcy Court upon the entry of the Combined Order. The actions to effectuate the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of issuance, transfer, merger, amalgamation, consolidation, restructuring, disposition, liquidation, conversion, elections, cancellation, formation, creation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of issuance, transfer, assignment, assumption, distribution, contribution, direction, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of issuance, transfer, merger, amalgamation, consolidation, restructuring, disposition, liquidation, cancellation, formation, creation, conversion, or dissolution, or the filing of elections, pursuant to applicable state law; (d) the creation of one or more new Entities; and (e) all other actions that the applicable Entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable state law in connection with such transactions.

The Restructuring Transactions shall include the Restructuring Transactions set forth herein, as well as those which may be set forth in the Restructuring Transaction Steps Memorandum (if applicable). Pursuant to sections 363 and 1123 of the Bankruptcy Code, the Combined Order shall and shall be deemed to authorize the Restructuring Transactions, including, without limitation and to the extent applicable, those set forth in the Restructuring Transaction Steps Memorandum, which shall and shall be deemed to occur in the sequence set forth therein.

B.
Continued Corporate Existence

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, after the Effective Date, the Reorganized Debtor shall continue to exist as a separate legal Entity in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its certificate or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificate and/or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated, cancelled, or otherwise modified by this Plan, the Plan Supplement, or otherwise, and to the extent any such document is amended, such document is deemed amended pursuant to this Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

C.
Vesting of Assets in the Reorganized Debtor Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan, the Combined Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Debtor’s Estate, all claims, rights, and Litigation Claims of the Debtor, and any other assets or property acquired by the Debtor or the Reorganized Debtor during the Chapter 11 Case or under or in connection with this Plan (other than Claims or Causes of Action subject to the Debtor Release, the Professional Fee Escrow Account and any rejected Executory Contracts and/or Unexpired Leases), shall vest in the Reorganized Debtor free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens that survive the occurrence of the Effective Date as described in Article III of this Plan. On and after the Effective Date, the Reorganized Debtor may (a) operate its businesses, (b) use, acquire, and dispose of its property and (c) compromise or settle any Claims, in each case without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Combined Order.

D.
Issuance and Distribution of Plan Securities

On the Effective Date or as soon as reasonably practicable thereafter, subject to Article V.E and the terms and conditions of the Restructuring Transactions, the Reorganized Debtor shall issue the applicable Plan Securities to (a) Holders of Allowed Unsecured Notes Claims in Class 3 and (b) Holders of Allowed Equity Interests in Class 7 and Class 8. For avoidance of doubt: (a) the New Common Stock issued to Holders of Allowed Unsecured Notes Claims in Class 3 and Allowed Equity Interests in Class 8 shall be subject to dilution by the Post-Effective Date Equity Awards, the New Warrants, and the MIP Equity; (b) the Post-Effective Date Equity Awards issued to Holders of Existing Equity Awards in Class 8 shall be subject to dilution by the New Warrants and the MIP Equity; (c) the New Warrants shall be subject to dilution by the Post-Effective Date Equity Awards and the MIP Equity; and (d) the MIP Equity will be issued on a fully-diluted basis after giving effect to the issuance, vesting or exercise, as applicable, of all Plan Securities. The New Common Stock shall carry voting rights in accordance with the New Governance Documents.

Distribution of the Plan Securities may be made by delivery of stock certificates or book-entry transfer thereof by (or at the direction or consent of) the applicable Distribution Agent in accordance with this Plan, the New Warrants Agreement, and the New Governance Documents. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of the Reorganized Debtor shall be the number of shares of common stock of the Reorganized Debtor as may be designated in the New Governance Documents and/or the New Warrants Agreement.

E.
Plan Securities; Securities Act Registration and Section 1145 and Private Placement Exemptions

On and after the Effective Date, the Debtor and the Reorganized Debtor, as applicable, are authorized to and shall provide or issue the Plan Securities (including the Post-Effective Date

Equity Awards or the MIP Equity and the New Common Stock issuable upon exercise of the New Warrants) and any and all other notes, stock, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with this Plan, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

The offering, issuance, and distribution of Plan Securities (including the New Common Stock, Post-Effective Date Equity Awards, the MIP Equity, and the issuance of New Common Stock upon exercise of the New Warrants) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities pursuant to section 1145(a) of the Bankruptcy Code. The Reorganized Debtor reserves the right to register Plan Securities, including the shares of New Common Stock underlying the New Warrants, with the U.S. Securities and Exchange Commission by filing a registration statement on Form S-1 in its discretion if it determines that doing so would be necessary or desirable in connection with the trading of such Plan Securities. The New Warrants will not be exercisable for a period of one (1) year after the Effective Date.

The Plan Securities shall be freely transferable by the recipients thereof, subject to (a) any limitations that may be applicable to any Person receiving such securities that is an “affiliate” of the Reorganized Debtor as determined in accordance with applicable U.S. securities law and regulations or is otherwise an “underwriter” as defined in section 1145(b) of the Bankruptcy Code; (b) any transfer restrictions of such securities and instruments in the New Governance Documents; and (c) the receipt of any applicable regulatory approvals.

The Plan Securities issued pursuant to Section 4(a)(2), Regulation D and/or Regulation S and not subject to Section 1145(a) of the Bankruptcy Code, if any, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration (or an applicable exemption from such registration requirements) under the Securities Act and other applicable law. Such securities will also be subject to any transfer restrictions in the New Governance Documents and the receipt of any applicable regulatory approvals.

The Plan Securities will be made eligible for clearance and trading through the book entry facilities of DTC, subject to restrictions on transfer, including any restrictions under the applicable non-bankruptcy law, on or as promptly as practicable after the Effective Date, and the Reorganized Debtor shall not be required to provide any further evidence other than this Plan or Combined Order with respect to the treatment of such applicable portion of the New Common Stock or the New Warrants, and this Plan or Combined Order shall be deemed to be legal and binding obligations of the Reorganized Debtor in all respects.

DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon this Plan and Combined Order in lieu of a legal opinion regarding whether the Plan Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in this Plan, neither DTC nor any stock transfer agent may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the Plan Securities (including the New Common Stock, the New Warrants, the Post-Effective Date Equity Awards, or the MIP Equity) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

To the extent de-listed from a nationally recognized securities exchange in connection with the Chapter 11 Case, the Reorganized Debtor shall use commercially reasonable efforts to list the New Common Stock for trading on Nasdaq, the New York Stock Exchange or a comparable nationally recognized securities exchange following the Effective Date.

F.
Management Incentive Plan

Promptly following the Effective Date, the New Board shall approve and implement the MIP consistent with the MIP Term Sheet. The RSU Awards and the ESO Grants shall be granted subject to approval by the New Board, with the allocation of such grants to be determined in good faith by the New Board in consultation with the Reorganized Debtor’s chief executive officer.

G.
Subordination

The allowance, classification, and treatment of satisfying all Claims and Equity Interests proposed under this Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Equity Interest may have with respect to any distribution to be made under this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently. Accordingly, distributions under this Plan to Holders of Allowed Claims and Allowed Equity Interests will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided that any such subordination rights shall be preserved in the event the Combined Order is vacated, the Effective Date does not occur in accordance with the terms hereunder or this Plan is revoked or withdrawn.

H.
Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtor or the Estate shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of the Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtor such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtor.

I.
Organizational Documents of the Reorganized Debtor

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtor’s certificate of incorporation and bylaws shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of this Plan and the Bankruptcy Code. To the extent required under this Plan or applicable non-bankruptcy law, the Reorganized Debtor will file the New Governance Documents with the applicable Secretary of State and/or other applicable authorities in any applicable state, province, or country of incorporation in accordance with the corporate or other applicable laws of such states, provinces, or countries. The New Governance Documents shall, among other things: (a) authorize the issuance of the Plan Securities; and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to Article VI.E of this Plan, after the Effective Date, the Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Governance Documents, and this Plan.

J.
Corporate Action

The Debtor and the Reorganized Debtor may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the provisions of this Plan, including, without limitation, the issuance, transfer, or distribution of the Plan Securities to be issued pursuant hereto, and without further notice to or order of the Bankruptcy Court, any act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtor or the Reorganized Debtor or by any other Person (except for those expressly required pursuant hereto).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtor (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by such Person or Entity, or the need for any approvals, authorizations, actions or consents of or from any such Person or Entity.

As of the Effective Date, all matters provided for in this Plan involving the legal or corporate structure of the Debtor or the Reorganized Debtor (including, without limitation, the adoption of the New Governance Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtor), and any legal or corporate action required by the Debtor or the Reorganized Debtor in connection with this Plan including, without limitation, in connection with the authorization, execution and delivery of the New Warrants Agreement shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity.

On and after the Effective Date, the appropriate officers of the Debtor and the Reorganized Debtor are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions, and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtor and the Reorganized Debtor, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity. The secretary and any assistant secretary of the Debtor and the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to or on the Effective Date, the Debtor is authorized, in its sole discretion, to change its name and to take any other such action as required to effectuate a change of name in its jurisdiction of incorporation. To the extent the Debtor changes its name prior to the closing of the Chapter 11 Case, the Debtor shall change the case caption accordingly.

K.
Directors and Officers of the Reorganized Debtor

From and after the Effective Date, each director or officer of the Reorganized Debtor shall serve pursuant to the terms of the charters and bylaws or other constituent documents of the Reorganized Debtor and applicable state corporation law. Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the New Board and any Person proposed to serve as an officer of the Reorganized Debtor shall be disclosed in the Plan Supplement.

L.
Cancellation of Notes, Certificates, and Instruments

On the Effective Date, except to the extent otherwise provided in this Plan, all notes, stock, instruments, certificates, credit agreements and other agreements and documents evidencing or relating to the Unsecured Notes Claims, any Impaired Claim, and/or any Impaired Equity Interest (including Existing Equity Interests and Existing Equity Awards), shall be canceled and the obligations of (a) the Debtor thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity, and (b) the Unsecured Notes Indenture Trustee shall be discharged and its duties deemed satisfied except (to the extent applicable) with respect to serving as the Distribution Agent with respect to the applicable Unsecured Notes Claims; provided that the Unsecured Notes Documents shall continue in effect for the limited purpose of allowing Holders of Claims thereunder to receive, and allowing and preserving the rights of the Unsecured Notes Indenture Trustee or other applicable Distribution Agent thereunder to make (or cause to be made), distributions under this Plan. Except to the extent otherwise provided in this Plan and the Restructuring Documents, upon completion of all such distributions the Unsecured Notes Documents and any and all notes, securities and instruments issued in connection therewith shall terminate completely without further notice or action and be deemed surrendered.

Notwithstanding Confirmation or the occurrence of the Effective Date, except as otherwise provided herein, only such provisions that, by their express terms, survive the termination or the satisfaction and discharge of the Unsecured Notes Documents shall survive the occurrence of the Effective Date, including the rights of the Unsecured Notes Indenture Trustee to assert, pursue, and be paid with respect to any charging liens, expense reimbursement, indemnification, and similar amounts.

M.
Sources of Cash for Plan Distributions

All Cash necessary for the Debtor or the Reorganized Debtor, as applicable, to make payments required pursuant to this Plan will be obtained from their respective Cash balances, including Cash from operations. Cash payments to be made pursuant to this Plan will be made by the Reorganized Debtor. The Debtor or the Reorganized Debtor, as applicable, may transfer funds from its non-Debtor Affiliates to itself through its integrated cash management system and/or intercompany transactions as it determines to be necessary or appropriate to enable the Reorganized Debtor to make the payments and distributions contemplated by this Plan. To the extent consistent with any applicable limitations set forth in any applicable post-Effective Date agreement, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtor’s historical intercompany account settlement practices and will not violate the terms of this Plan.

From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Board deems appropriate.

N.
Preservation and Reservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Releases provided in Article X.B and the Exculpation contained in Article X.E of this Plan), the Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, without limitation, any actions specifically identified in the Plan Supplement or the Schedule of Retained Causes of Action, and the Reorganized Debtor’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtor, as the successor-in-interest to the Debtor and the Estate, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer, or assign (or decline to do any of the foregoing) any or all of such Causes of Action without notice to or approval from the Bankruptcy Court.

No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement (including the Schedule of Retained Causes of Action), or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action of the Debtor against it. Except as otherwise set forth herein, the Debtor and the Reorganized Debtor expressly reserve all rights to prosecute any and all Causes of Action against any Entity.

The Debtor expressly reserves all Causes of Action and Litigation Claims for later adjudication by the Debtor or the Reorganized Debtor (including, without limitation, Causes of Action and Litigation Claims not specifically identified in the Plan Supplement or the Schedule of Retained Causes of Action or of which the Debtor may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time or facts or circumstances that may change or be different from those the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Combined Order, except in each case where such Causes of Action or Litigation Claims have been expressly waived, relinquished, released, compromised or settled in this Plan (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or any other Final Order (including, without limitation, the Combined Order). In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtor is a plaintiff, defendant, or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

For the avoidance of doubt, the Debtor and the Reorganized Debtor do not reserve any Causes of Action or Litigation Claims that have been expressly released (including, for the avoidance of doubt, Claims otherwise released pursuant to the Debtor Releases provided in Article X.B and the Exculpation contained in Article X.E of this Plan).

O.
Payment of Fees and Expenses of Certain Creditors

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Case) in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement, as applicable, without any requirement to File a fee application with the Bankruptcy Court or for Bankruptcy Court review or approval. On or before the date that is five (5) days prior to the Effective Date, invoices for all Restructuring Expenses incurred or estimated to be incurred prior to and as of the Effective Date shall be submitted to the Debtor and paid by the Debtor or the Reorganized Debtor, as applicable, in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement. In addition, the Debtor and the Reorganized Debtor (as applicable) shall continue to pay, when due and payable in the ordinary course, the Restructuring Expenses related to this Plan and implementation, Consummation, and defense of the Restructuring Transactions, whether incurred before, on, or after the Effective Date, in accordance with any applicable engagement letter.

Article III.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.
Assumption or Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtor will be assumed by the Debtor in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that, in each case:

1.
have been assumed or rejected by the Debtor by prior order of the Bankruptcy Court;
2.
are the subject of a motion to reject Filed by the Debtor pending on the Effective Date;
3.
are identified as rejected Executory Contracts and Unexpired Leases by the Debtor on the Schedule of Rejected Executory Contracts and Unexpired Leases to be Filed in the Plan Supplement, which may be amended by the Debtor up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by Filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or
4.
are rejected or terminated pursuant to the terms of this Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, the Combined Order shall constitute an order of the Bankruptcy Court approving such assumptions and the rejection of Executory Contracts and Unexpired Leases set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (a) the commencement of the Chapter 11 Case or the insolvency or financial condition of the Debtor at any time before the closing of the Chapter 11 Case, (b) the Debtor’s or the Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (c) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of this Plan.

Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to this Plan shall revest in and be fully enforceable by the Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by the Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder.

B.
Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims shall be paid following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, that after the Confirmation Date, the Debtor or the Reorganized Debtor, as applicable, may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

C.
Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Combined Order, if any, must be Filed with the Bankruptcy Court within twenty-one (21) days after service of an order of the Bankruptcy Court (including the Combined Order) approving such rejection. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 4 General Unsecured Claim.

Any Person or Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtor, the Reorganized Debtor, or the Estate, and the Debtor, its Estate, and the Reorganized Debtor, and their respective assets and property, shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.F hereof.

D.
D&O Liability Insurance Policies

On the Effective Date, each D&O Liability Insurance Policy shall be deemed and treated as an Executory Contract that is and will be assumed by the Debtor (and assigned to the

Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the D&O Liability Insurance Policies will survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the D&O Liability Insurance Policies.

In furtherance of the foregoing, the Reorganized Debtor shall maintain and continue in full force and effect the D&O Liability Insurance Policies for the benefit of the insured Persons for the full term of such policies, and all insured Persons, including without limitation, any members, managers, directors, and officers of the Reorganized Debtor who served in such capacity at any time prior to the Effective Date or any other individuals covered by such D&O Liability Insurance Policies, shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such insured Persons remain in such positions after the Effective Date. Notwithstanding the foregoing, after assumption of the D&O Liability Insurance Policies, nothing in this Plan or the Combined Order alters the terms and conditions of the D&O Liability Insurance Policies. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor under the D&O Liability Insurance Policies. For the avoidance of doubt, the D&O Liability Insurance Policies shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies.

The Debtor is further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail, without further notice to or order of the Bankruptcy Court or approval or consent of any Person or Entity.

E.
Indemnification Provisions

On the Effective Date, all Indemnification Provisions shall be deemed and treated as Executory Contracts that are and shall be assumed by the Debtor (and assigned to the Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the Indemnification Provisions shall survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Indemnification Provisions. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor or other applicable parties under the Indemnification Provisions. For the avoidance of doubt, the Indemnification Provisions shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the Indemnification Provisions.

F.
Employment Plans

Subject to the provisions of this Plan, all Specified Employee Plans (other than awards of stock options, restricted stock, restricted stock units, performance stock units, and other equity awards, including stock rights under any stock purchase plan) shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. All Proofs of Claim Filed for amounts due under any Specified Employee Plans shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in this Plan. All Specified Employee Plans to which contributions are made will be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtor reserves all of its rights under such agreements. For the avoidance of doubt, the Debtor and the Reorganized Debtor, as applicable, shall honor all its obligations under section 1114 of the Bankruptcy Code. After the Effective Date, the New Board shall, in its discretion, implement employee incentive or bonus plans as and when it deems appropriate in accordance with the terms of any applicable New Governance Document; provided, that the MIP shall be implemented pursuant to and in accordance with the terms of this Plan, including Article V.F hereof. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Specified Employee Plans.

G.
Insurance Contracts

On the Effective Date, each Insurance Contract shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtor (and assigned to the Reorganized Debtor, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or Cure Claim need be Filed. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Debtor’s assumption of each of the Insurance Contracts. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtor or any insurer under the Insurance Contracts.

H.
Extension of Time to Assume or Reject

Notwithstanding anything to the contrary set forth in Article VI of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtor to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Article VI.A of this Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

I.
Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtor or the Reorganized Debtor shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

J.
Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtor may be performed by the Debtor or Reorganized Debtor in the ordinary course of business without further approval of the Bankruptcy Court.

K.
Reservation of Rights

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtor or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtor or the Reorganized Debtor, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

Article IV.

PROVISIONS GOVERNING DISTRIBUTIONS
A.
Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan, on the Effective Date (or if a Claim or Equity Interest is not an Allowed Claim or Allowed Equity Interest on the Effective Date, on the date that such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Equity Interest (as applicable) shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests (as applicable) in the applicable Class; provided, that any Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case or assumed by the Debtor prior to the Effective Date shall be paid or performed in the ordinary course of business.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in Article VIII.

B.
Distribution Agent

Except as otherwise provided in the Combined Order, all distributions under this Plan shall be made by the Distribution Agent on the Effective Date, except as otherwise set forth herein. The Reorganized Debtor may employ or contract with other Entities to assist in or make the distributions required by this Plan and may pay the reasonable and documented fees and expenses of such Entities and the Distribution Agent in the ordinary course of business. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Distribution Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtor.

C.
Rights and Powers of Distribution Agent
1.
Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

Distributions on account of the Allowed Unsecured Notes Claims shall be made to (or in coordination with) the Unsecured Notes Indenture Trustee and the Unsecured Notes Indenture Trustee will be, and shall act as, the Distribution Agent with respect to the Unsecured Notes Claims in accordance with the terms and conditions of this Plan and the Unsecured Notes Documents. All distributions to Holders of Allowed Unsecured Notes Claims shall be deemed completed when made by the Debtor or Reorganized Debtor to (or at the direction or consent of) the Unsecured Notes Indenture Trustee.

2.
Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable and documented fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes), and any reasonable and documented compensation and expense reimbursement claims (including reasonable and documented attorney fees and expenses) made by the Distribution Agent, shall be paid in Cash by the Debtor or the Reorganized Debtor, as applicable, and as of the date of such completion with respect to distributions made to Holders of Allowed Unsecured Notes Claims, the duties of the Unsecured Notes Indenture Trustee with respect to such distributions shall be deemed satisfied and discharged.

For the avoidance of doubt, if and to the extent the Unsecured Notes Indenture Trustee serves as the Distribution Agent with respect to the Unsecured Notes Claims, (a) the Unsecured Notes Indenture Trustee shall incur no liability and be held harmless by the Reorganized Debtor, except for its fraud, gross negligence, or willful misconduct, and (b) the Distribution Agent shall be deemed to be an additional capacity of the Unsecured Notes Indenture Trustee under the applicable Unsecured Notes Documents entitling it to all rights, privileges, benefits, immunities, and protections provided under such documents.

D.
Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests.

Except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Equity Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Allowed Equity Interest and a Disputed Claim or Disputed Equity Interest shall not receive any distribution on the Allowed Claim or Allowed Equity Interest unless and until all objections to the Disputed Claim or Disputed Equity Interest have been resolved by settlement or Final Order or such Claims or Equity Interests have been Allowed or expunged.

E.
Delivery of Distributions
1.
Delivery of Distributions in General

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims and Allowed Equity Interests as of the Distribution Record Date, or, if applicable, to such Holders’ respective designees, as appropriate: (a) at the address for each such Holder as indicated on the Debtor’s records as of the Distribution Record Date (or of a designee designated by a Holder of Unsecured Notes Claims); (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other Representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtor has not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Case on the Holder’s behalf; provided, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtor.

2.
Delivery of Distributions on Account of Unsecured Notes Claims

The Unsecured Notes Indenture Trustee shall be deemed to be the Holder of all Allowed Unsecured Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to or at the direction of the Unsecured Notes Indenture Trustee. As soon as practicable following compliance with the requirements set forth in Article VII, if applicable, the Unsecured Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Unsecured Notes Claims in accordance with the terms of the Unsecured Notes Indenture and this Plan.

The Unsecured Notes Indenture Trustee, in its capacity as Distribution Agent, may transfer or facilitate the transfer of distributions to Holders of Unsecured Notes Claims through the facilities of DTC in exchange for the relevant Unsecured Notes. If it is necessary to adopt alternate, additional, or supplemental distribution procedures for any reason, including because such distributions cannot be made through the facilities of DTC, to otherwise effectuate the distributions under this Plan, the Debtor or Reorganized Debtor, as applicable, shall implement the Alternate/Supplemental Distribution Process.

Notwithstanding anything in this Plan to the contrary and without limiting the exculpation and release provisions of this Plan, the Unsecured Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the Unsecured Notes Indenture Trustee.

3.
Minimum Distributions

No fractional shares or units of New Common Stock or Post-Effective Date Equity Awards shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. Whenever any payment or distribution of a fraction of a dollar, share, or unit of New Common Stock or Post-Effective Date Equity Awards under this Plan would otherwise be called for, the actual payment or distribution will reflect (a) with respect to New Common Stock, a rounding of such fraction to the nearest whole dollar, share, or unit of New Common Stock or Post-Effective Date Equity Awards (up or down), with half dollars, shares, or units of New Common Stock or less being rounded down; and (b) with respect to Post-Effective Date Equity Awards, a rounding of such fraction down to the nearest whole dollar, share, or unit of Post-Effective Date Equity Awards. The total number of authorized shares of New Common Stock or shares or units of Post-Effective Date Equity Awards, as applicable, shall be adjusted as necessary to account for the foregoing rounding.

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Equity Interest that is Impaired under this Plan if the amount to be distributed to the specific Holder of an Allowed Claim or Allowed Equity Interest on the Effective Date does not constitute a final distribution to such Holder and is or has an economic value less than $25.00, which shall be treated as an undeliverable distribution under Article VII.D.4 below.

4.
Undeliverable Distributions
(a)
Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim or Allowed Equity Interest is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address in accordance with the time frames described in Article VII.D.4(b) hereof, at which time (or as soon as reasonably practicable thereafter) all currently due but missed distributions shall be made to such Holder. Undeliverable distributions shall remain in the possession of the Reorganized Debtor, subject to Article VII.D.4(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable.

(b)
Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or an Allowed Equity Interest (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within ninety (90) days after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtor or its Estate, the Reorganized Debtor or their respective assets or property, or any Distribution Agent. In such case, any Cash, Plan Securities, or other property reserved for distribution on account of such Claim shall become the property of the Reorganized Debtor free and clear of any Claims or other rights of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary. Any such Cash, Plan Securities, and/or other property, as applicable, shall thereafter be distributed or allocated in accordance with the applicable terms and conditions of this Plan. Nothing contained in this Plan shall require the Debtor, the Reorganized Debtor, or any Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

(c)
Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its rights for such un-negotiated check discharged and be forever barred, estopped and enjoined from asserting any such right against the Debtor, its Estate, the Reorganized Debtor, or their respective assets or property. In such case, any Cash held for payment on account of such Claims shall become the property of the Reorganized Debtor, free and clear of any Claims or other rights of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary. Any such Cash shall thereafter be distributed or allocated in accordance with the applicable terms and conditions of this Plan.

F.
No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Combined Order, or another Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim or Equity Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.

G.
Compliance with Tax Requirements

In connection with this Plan and all distributions hereunder, the Reorganized Debtor or other applicable Distribution Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder and under all related agreements shall be subject to any such withholding and reporting requirements. The Reorganized Debtor or other applicable Distribution Agent shall have the right, but not the obligation, to take any and all actions that may be necessary or appropriate to comply with such applicable withholding and reporting requirements, including (a) withholding distributions and amounts therefrom pending receipt of information necessary to facilitate such distributions, including properly executed withholding certification forms, and (b) in the case of a non-Cash distribution that is subject to withholding, withholding an appropriate portion of such property and either liquidating such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. Notwithstanding any provision in this Plan to the contrary, upon request of the Debtor, the Reorganized Debtor or any other applicable Distribution Agent, all Persons holding Claims or Equity Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes (or to establish eligibility for a reduction of or an exemption from the withholding of any taxes), and each Holder of an Allowed Claim or Allowed Equity Interest will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Any amounts withheld or reallocated pursuant to this Article VII.G. shall be treated as if distributed to the Holder of the Allowed Claim or Allowed Equity Interest.

Any Person or Entity entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the Reorganized Debtor or other applicable Distribution Agent, or such other Person designated by the Reorganized Debtor or the Distribution Agent, an IRS Form W-9 or, if the payee is a foreign Person or Entity, an applicable IRS Form W-8, or any other forms or documents reasonably requested by the Reorganized Debtor or Distribution Agent to reduce or eliminate any withholding required by any applicable Governmental Unit.

The Reorganized Debtor reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

H.
Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law (as reasonably determined by the Reorganized Debtor), be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

I.
Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option of the applicable Distribution Agent, by checks drawn on, or wire transfer from, a domestic bank selected by such Distribution Agent. Cash payments to foreign creditors may be made, at the option of such Distribution Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

J.
Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim or Allowed Equity Interest shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in the applicable Class treatment or in Article VIII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

K.
Claims Paid or Payable by Third Parties
1.
Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not the Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

2.
Claims Payable by Insurance Carriers

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy, in full or in part, a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.
Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary herein, nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtor or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

L.
Setoffs

Without altering or limiting any of the rights and remedies of the Debtor and the Reorganized Debtor under section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtor and the Reorganized Debtor may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any Claims, Causes of Action and Litigation Claims of any nature that the Debtor or the Reorganized Debtor may hold against the Holder of any such Allowed Claim; provided, that at least ten (10) days prior to effectuating such withholding, the Debtor or the Reorganized Debtor, as applicable, shall provide written notice thereof to the applicable Holder of such Claim, and all objections and defenses of such Holder to such withholding are preserved. In the event that any such Claims or Causes of Action are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtor and the Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved Claims or Causes of Action. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such Claims or Causes of Action, all of which are reserved unless expressly released or compromised pursuant to this Plan or the Combined Order.

Article V.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS
A.
Resolution of Disputed Claims
1.
Allowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtor shall have and shall retain any and all available rights and defenses that the Debtor had with respect to any Claim, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 or section 510 of the Bankruptcy Code. The Debtor and the Reorganized Debtor may contest the amount and validity of any Disputed or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Case had not been commenced.

2.
Disallowance of Certain Claims

Any Holders of Claims disallowed pursuant to section 502(d) of the Bankruptcy Code, unless and until expressly Allowed pursuant to this Plan, shall not receive any distributions on account of such Claims until such time as such Causes of Action against that Holder have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtor by that Holder have been turned over or paid to the Reorganized Debtor.

3.
Prosecution of Objections to Claims

After Confirmation but before the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, in each case, shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided that this provision shall not apply to Professional Fee Claims, which may be objected to by any party-in-interest in the Chapter 11 Case. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtor shall have the sole authority to administer and adjust the Claims Register and its books and records to reflect any such settlements or compromises without any further notice to or action, order, or approval of the Bankruptcy Court.

4.
Claims Estimation

After Confirmation but before the Effective Date, the Debtor, and after the Effective Date, the Reorganized Debtor, may at any time request that the Bankruptcy Court estimate any Disputed Claim or contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. § 1334 to estimate any such Claim, whether for allowance or to determine the maximum amount of such Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) calendar days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.

5.
No Filings of Proofs of Claim

Except as otherwise provided in this Plan, Holders of Claims will not be required to File a Proof of Claim, and except as provided in this Plan, no parties should File a Proof of Claim. The Debtor does not intend to object in the Bankruptcy Court to the allowance of Claims Filed; provided that the Debtor and the Reorganized Debtor, as applicable, reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtor intends to make distributions, as required by this Plan, in accordance with the books and records of the Debtor. Unless disputed by a Holder of a Claim, the amount set forth in the books and records of the Debtor will constitute the amount of the Allowed Claim of such Holder. If any such Holder of a Claim disagrees with the Debtor’s books and records with respect to the Allowed amount of such Holder’s Claim, such Holder must so advise the Debtor in writing within thirty (30) days of receipt of any distribution on account of such Holder’s Claim, in which event the Claim will become a Disputed Claim. The Debtor intends to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Debtor may, in its discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided that the Debtor may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims.

B.
Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims Register by the Reorganized Debtor without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

C.
No Distributions Pending Allowance

If an objection to a Claim is Filed, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

D.
Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

The Reorganized Debtor or other applicable Distribution Agent shall make distributions on account of any Disputed Claim that has become Allowed after the Effective Date at such time that such Claim becomes Allowed (or as soon as reasonably practicable thereafter). Such distributions will be made pursuant to the applicable provisions of Article VII of this Plan.

E.
No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

Article VI.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN
A.
Conditions Precedent to Consummation

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof.

1.
The Combined Order shall be consistent with the Restructuring Support Agreement and otherwise in compliance with the consent rights contained therein; shall have been entered by the Bankruptcy Court; shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered; and shall not be subject to any pending appeal, and the appeals period for the Combined Order shall have expired;
2.
The Bankruptcy Court shall have entered one or more Final Orders (which may include the Combined Order) authorizing the assumption, assumption, and assignment and/or rejection of the Executory Contracts and Unexpired Leases by the Debtor as contemplated in this Plan and the Plan Supplement;
3.
This Plan, the Disclosure Statement and the other Restructuring Documents, and all other documents contained in any supplement to this Plan, including any exhibits, schedules, amendments, modifications, or supplements thereto or other documents contained therein, shall be in full force and effect and in form and substance consistent with the Restructuring Support Agreement, and otherwise in compliance with the consent rights of the Required Consenting Noteholders, each to the extent required in the Restructuring Support Agreement;
4.
Any and all governmental and regulatory approvals, including Bankruptcy Court approval, that are legally required for the consummation of this Plan shall have been obtained, not subject to unfulfilled conditions, and be in full force and effect;
5.
Subject only to the occurrence of the Effective Date, the New Governance Documents and the New Warrants Agreement shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived), subject to any applicable post-closing execution and delivery requirements;
6.
The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms;
7.
The Professional Fee Escrow Account shall have been funded in full in Cash by the Debtor in accordance with the terms and conditions of this Plan and in an amount sufficient to pay the Restructuring Expenses and reasonable and documented fees and expenses after the Effective Date, including those of (a) Porter Hedges LLP, as counsel to the Debtor, (b) Latham & Watkins LLP, as special counsel to the Debtor, (c) Stout Risius Ross, LLC, as financial advisor to the Debtor, (d) Kurtzman Carson Consultants, LLC dba Verita Global, as claims, noticing, and solicitation agent to the Debtor, and (e) The Overture Alliance, LLC, as compensation consultant to the Debtor; pending approval of the Professional Fee Claims by the Bankruptcy Court; and
8.
The Restructuring Expenses shall have been paid in full in Cash.
B.
Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Consummation of this Plan set forth in this Article IX may be waived in writing by the Debtor and the Required Consenting Noteholders (the consent of the Required Consenting Noteholders not to be unreasonably withheld or delayed) and without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to consummate this Plan. The failure of the Debtor, the Reorganized Debtor, or the Required Consenting Noteholders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

Article VII.

RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS
A.
General

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to this Plan. The entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtor, its Estate, and any Holders of Claims and Equity Interests and is fair, equitable and reasonable.

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, and other agreements or documents delivered under or in connection with this Plan.

B.
Release of Claims and Causes of Action

1. Debtor Release. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan and the obligations contemplated by this Plan and the Restructuring Documents, or as otherwise provided in any order of the Bankruptcy Court, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, to the maximum extent permitted by law, by the Debtor, the Reorganized Debtor, and the Estate, in each case on behalf of themselves and their respective successors, assigns, and Representatives and any and all other Persons that may purport to assert any Causes of Action derivatively, by or through the foregoing Persons, from any and all Claims and Causes of Action (including any derivative claims, asserted or assertable on behalf of the Debtor, the Reorganized Debtor, or the Estate), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that the Debtor, the Reorganized Debtor, the Estate, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person (collectively, the “Debtor Released Claims”), based on or relating to, or in any manner arising from, in whole or in part, (a) the Debtor, the Debtor’s capital structure, the Reorganized Debtor, the Estate, the Chapter 11 Case (including the filing thereof), the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), and the Unsecured Notes and Unsecured Notes Documents, (b) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (c) the business or contractual arrangements between the Debtor and any Released Parties, (d) the negotiation, formulation or preparation of the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the New Warrants Documents, the Plan Securities and any related documentation, the New Governance Documents, and any other Restructuring Documents, or related agreements, instruments or other documents, (e) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Case, (f) the purchase, sale, or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtor or the Reorganized Debtor, (g) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan, and/or (h) any other act or omission; provided, that the foregoing “Debtor Release” shall not operate to waive or release, and the “Debtor Released Claims” shall not include, any Cause of Action of the Debtor or its Estate: (1) against a Released Party arising from any obligations owed to the Debtor pursuant to an Executory Contract or Unexpired Lease that is not otherwise rejected by the Debtor pursuant to section 365 of the Bankruptcy Code before, after, or as of the Effective Date; (2) expressly set forth in and preserved by this Plan or related documents; (3) that is of a commercial nature and arising in the ordinary course of business, such as accounts receivable and accounts payable on account of goods and services being performed; (4) against a Holder of a Disputed Claim to the extent necessary to administer and resolve such Disputed Claim solely in accordance with this

Plan; or (5) arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the “Debtor Release” set forth above does not release any post-Effective Date obligations of any Entity under this Plan or any document, instrument or agreement executed in connection with this Plan with respect to the Debtor, the Reorganized Debtor, or the Estate.

2. Release By Holders of Claims and Interests. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan, and the obligations contemplated by this Plan and the Restructuring Documents, or as otherwise provided in any order of the Bankruptcy Court, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all Claims and Causes of Action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtor, the Reorganized Debtor, or its Estate), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such Holders or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, Representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person (collectively, the “Third-Party Released Claims”), based on or relating to, or in any manner arising from, in whole or in part, (a) the Debtor, the Debtor’s capital structure, the Reorganized Debtor, the Estate, the Chapter 11 Case (including the filing thereof), the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the Unsecured Notes and Unsecured Notes Documents, (b) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (c) the business or contractual arrangements between the Debtor and any Released Parties, (d) the negotiation, formulation or preparation of the Disclosure Statement, this Plan (including the Plan Supplement), the Restructuring Support Agreement (and any annexes, exhibits, and term sheets attached thereto), the New Warrants Documents, the Plan Securities and any related documentation, the New Governance Documents, and any other Restructuring Documents, or related agreements, instruments or other documents, (e) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Case, (f) the purchase, sale, or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtor or the Reorganized Debtor, (g) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan, and/or (h) any other act or omission; provided, that the foregoing Third-Party Release shall not operate to waive or release, and the “Third-Party Released Claims” shall not include, any Cause of Action of any Releasing Party: (1) against a Released Party arising from any obligations owed to the Releasing Party that are wholly unrelated to the Debtor or the Reorganized Debtor; (2) expressly set forth in and preserved by this Plan or related documents; or (3) arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the “Third-Party Release” set forth above does not release any post-Effective Date obligations of any Entity under this Plan or any document, instrument or agreement executed in connection with this Plan.

C.
Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the Releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above Releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the released party. The Releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected, or unsuspected, foreseen, or unforeseen.

D.
Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Combined Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtor or any of its respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan or the Combined Order, upon the Effective Date, the Debtor and its Estate shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before Confirmation, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtor or the Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim.

Except as otherwise expressly provided by this Plan or the Combined Order, upon the Effective Date: (a) the rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor or any of its respective assets, property, or Estate; (b) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and the Debtor’s liability with respect thereto shall be extinguished completely without further notice or action; and (c) all Entities shall be precluded from asserting against the Debtor, the Estate, the Reorganized Debtor, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

E.
Exculpation

To the fullest extent permitted by applicable law, and without affecting or limiting the Releases set forth in Article X.B. of this Plan, effective as of the Effective Date, the Exculpated Party shall neither have nor incur any liability to any Person or Entity for any claims, causes of action or for any act taken or omitted to be taken on or after the Petition Date and prior to or on the Effective Date in connection with or arising out of: (a) the administration of the Chapter 11 Case, commencement of the Chapter 11 Case, pursuit of Confirmation and consummation of this Plan, making distributions, the Disclosure Statement, the Restructuring Transactions, the New Warrants Documents, or the solicitation of votes for, or confirmation of, this Plan; (b) the occurrence of the Effective Date; (c) the administration of this Plan or the property to be distributed under this Plan; (d) the issuance of securities under or in connection with this Plan; (e) the purchase, sale, or rescission of the purchase or sale of any asset or security of the Debtor; or (f) the transactions in furtherance of any of the foregoing; provided, that none of the foregoing provisions shall operate to waive or release (x) any Claims or Causes of Action arising out of or related to any act or omission of the Exculpated Party that constitutes intentional fraud, criminal conduct, or willful misconduct, as determined by a Final Order, and (y) the Exculpated Party’s rights and obligations under this Plan, the Restructuring Documents, and the Combined Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Exculpated Party has acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes on this Plan and, therefore, are not, and will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or distributions made pursuant to this Plan. The Exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Party from liability.

F.
Permanent Injunction

The Combined Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to this Plan, including the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in this Plan or the Combined Order.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtor, the Reorganized Debtor, the Exculpated Party,

or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article X.B, Article X.C, Article X.D, Article X.E, and Article X.F hereof, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against the Debtor, the Reorganized Debtor, the Exculpated Party, or any Released Party, as applicable. At the hearing for the Bankruptcy Court to determine whether such Claim or Cause of Action represents a colorable Claim of any kind, the Bankruptcy Court may, or shall if the Debtor, the Reorganized Debtor, the Exculpated Party, any Released Party, or other party in interest requests by motion (oral motion being sufficient), direct that such Person or Entity seeking to commence or pursue such Claim or Cause of Action file a proposed complaint with the Bankruptcy Court embodying such Claim or Cause of Action, such complaint satisfying the applicable Rules of Federal Procedure, including, but not limited to, Rule 8 and Rule 9 (as applicable), which the Bankruptcy Court shall assess before making a determination. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claims or causes of action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court reserves jurisdiction to adjudicate any such claims to the maximum extent provided by the law.

Nothing in this Plan, Combined Order, or other related Plan documents shall affect a release of any Claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any Claim arising under the enforcement, regulatory activities, or police powers of such governmental agencies, nor shall anything in this Plan, Combined Order, or other related Plan documents enjoin the United States or any of its agencies or any state and local authority whatsoever from exercising the enforcement, regulatory activities, or police powers of such governmental agencies, nor shall anything in this Plan, Combined Order, or other related Plan documents exculpate any party or Person in connection with the enforcement, regulatory activities, or police powers of such governmental agencies.

G.
Binding Nature of Plan

on the effective date, and effective as of the effective date, This plan shall bind, AND SHALL BE DEEMED BINDING UPON, the DEBTOR, the Reorganized Debtor, any and all holders of claims AGAINST and Equity Interests IN THE DEBTOR, all PERSONS AND entities that are parties to or are subject to the settlements, compromises, releases, EXCULPATIONS, discharges, and injunctions described in this plan, each PERSON AND entity acquiring property under this plan, any and all non-debtor parties to executory contracts and unexpired leases with the Debtor AND the RESPECTIVE SUCCESSORS AND ASSIGNS of each of the foregoing, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND

NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR entity (A) SHALL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (B) HAS FILED A pROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASE OR (C) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN OR AFFIRMATIVELY VOTED TO REJECT THIS PLAN.

H.
Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtor or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtor, or another Person or Entity with whom the Reorganized Debtor has been associated, solely because the Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case but before the Debtor is granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Case.

I.
Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided Notice thereof in writing to the Debtor on or before Confirmation, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.
Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, injunction, indemnification, and insurance of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

Article VIII.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Combined Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Case and all Entities with respect to all matters arising out of or related to the Chapter 11 Case, the Debtor and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.
allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;
2.
grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided that, from and after the Effective Date, the Reorganized Debtor shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;
3.
resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);
4.
resolve any issues related to any matters adjudicated in the Chapter 11 Case;
5.
ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;
6.
decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtor that may be pending on the Effective Date or instituted by the Reorganized Debtor after the Effective Date; provided that the Reorganized Debtor shall reserve the right to commence actions in all appropriate forums and jurisdictions;
7.
enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement, or the Disclosure Statement;
8.
resolve any cases, controversies, suits, or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person’s or Entity’s obligations incurred in connection with this Plan;
9.
hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;
10.
enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
11.
grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;
12.
hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

13.
issue injunctions and enforce them, enter, and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan;
14.
enforce the terms and conditions of this Plan, the Combined Order, and the Restructuring Documents;
15.
resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;
16.
hear and determine all Litigation Claims;
17.
enter and implement such orders or take such other actions as may be necessary or appropriate if the Combined Order is modified, stayed, reversed, revoked, or vacated;
18.
resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Combined Order or any release or exculpation adopted in connection with this Plan;
19.
enter an order or final decree concluding or closing the Chapter 11 Case;
20.
enforce all orders previously entered by the Bankruptcy Court; and
21.
hear any other matter not inconsistent with the Bankruptcy Code.

Notwithstanding the foregoing, (a) any dispute arising under or in connection with the New Governance Documents shall be dealt with in accordance with the provisions of the applicable document and (b) if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in this Article XI of this Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

Article IX.

MISCELLANEOUS PROVISIONS
A.
Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

B.
Post-Effective Date Fees and Expenses

The Reorganized Debtor shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services

(including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

C.
Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Combined Order, the provision of this Plan and the Combined Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Combined Order, the provision of the Combined Order shall govern and control to the extent of such conflict.

D.
Modification of Plan

Effective as of the date hereof: (a) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Combined Order in accordance with section 1127(a) of the Bankruptcy Code; and (b) after the entry of the Combined Order, the Debtor or the Reorganized Debtor, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.

E.
Effect of Confirmation on Modifications

Entry of the Combined Order shall constitute (a) approval of all modifications to this Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code; and (b) a finding that such modifications to this Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

F.
Revocation or Withdrawal of Plan

The Debtor reserves the right to revoke or withdraw this Plan prior to the Effective Date and to File subsequent chapter 11 plans. If the Debtor revokes or withdraws this Plan, or if Confirmation or the Effective Date does not occur, then: (a) this Plan will be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by this Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action by any Entity, (ii) prejudice in any manner the rights of the Debtor or any other

Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

G.
Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

H.
Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Combined Order and the Consummation occurs. Neither the Filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtor or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) the Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

I.
Further Assurances

The Debtor or the Reorganized Debtor, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Combined Order.

J.
Severability

If, prior to Confirmation, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Combined Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.
Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed as follows:

If to the Debtor:

Vroom, Inc. 3600 West Sam Houston Pkwy S., Floor 4 Houston, TX 77042 Attn: Thomas Shortt Anna-Lisa Corrales Email: tom.shortt@vroom.com annalisa@vroom.com with a copy (which shall not constitute Notice) to:

Porter Hedges LLP

1000 Main St., 36th Floor

Houston, TX 77002

Attn: John F. Higgins

          Eric M. English

          M. Shane Johnson

Telephone: (713) 226-6000

Email: jhiggins@porterhedges.com

             eenglish@porterhedges.com

             sjohnson@porterhedges.com

If to Mudrick:

Wachtell Lipton Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Joshua A. Feltman

Email: JAFeltman@wlrk.com

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when transmitted by the sender. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice shall be assumed not to be changed. Sending a copy of a Notice to the Debtor’s or Reorganized Debtor’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party.

L.
Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Reorganized Debtor or to any other Person) of property under this Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor or the

Reorganized Debtor; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment. All appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

M.
Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

N.
Tax Reporting and Compliance

The Reorganized Debtor is authorized, on behalf of the Debtor, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor for all taxable periods ending after the Petition Date through and including the Effective Date.

O.
Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

P.
Closing of Chapter 11 Case

The Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Case, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

Q.
2002 Notice Parties

After the Effective Date, the Debtor and the Reorganized Debtor, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Combined Hearing to receive documents pursuant to Bankruptcy Rule 2002.

R.
Default by a Holder of a Claim or Equity Interest

An act or omission by a Holder of a Claim or an Equity Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtor may seek to hold the defaulting party in contempt of the Combined Order and may be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtor in remedying such default. Upon the finding of such a default by a Holder of a Claim or Equity Interest, the Bankruptcy Court may: (a) designate a party to appear, sign, and/or accept the documents required under this Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce this Plan by order of specific performance; (c) award judgment against such defaulting Holder of a Claim or Equity Interest in favor of the Reorganized Debtor in an amount, including interest, to compensate the Reorganized Debtor for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of this Plan.

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Dated: November 12, 2024

Respectfully submitted,

VROOM, INC.

By:	/s/ [DRAFT]
Title:	Thomas Shortt Chief Executive Officer Vroom, Inc.

Exhibit A

Restructuring Support Agreement

Exhibit 4

Joinder Agreement

Form of Joinder Agreement

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as [  ], 2024, by and among the Company and the Consenting Stakeholders (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 and agrees to be bound by the terms and conditions thereof as a Consenting Stakeholder to the extent that the other Consenting Stakeholders are thereby bound, and shall henceforth be deemed a “Consenting Stakeholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement as a Consenting Stakeholder and makes all representations and warranties of Consenting Noteholders contained therein as of the date this Joinder Agreement is executed and any further date specified in the Agreement.

______________________________________

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Unsecured Notes Claims
Equity Interests

1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.